UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934

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Veeco Instruments Inc.

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1 Terminal Drive • Plainview, New York 11803 U.S.A. • Phone (516) 677‑0200 • Fax (516) 677‑0380 • www.veeco.com

March 19, 2019

2019 Annual Meeting of Stockholders

Dear Fellow Stockholder:

It is my pleasure to invite you to join me at the 2019 Annual Meeting of Stockholders of Veeco Instruments Inc. to be held on Friday, May 3, 2019, at 8:30 a.m. Eastern Time, at 333 South Service Road, Plainview, New York 11803.

At this year’s meeting, we will vote on:

(1)    The election of three directors named in the attached proxy statement to hold office until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

(2)    An amendment and restatement of Veeco’s  2010 Stock Incentive Plan;

(3)    An amendment to Veeco’s  2016 Employee Stock Purchase Plan to increase the authorized shares of Veeco’s common stock thereunder by 750,000 shares; and

(4)    The ratification of KPMG LLP as Veeco’s independent registered public accounting firm.

We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers.

We use the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the internet. We believe this expedites stockholder’s receipt of proxy materials, lowers annual meeting costs and conserves natural resources. Thus, we are mailing to many stockholders a Notice of Internet Availability of Proxy Materials (“Notice”), rather than copies of the Proxy Statement and our 2018 Annual Report to Stockholders on Form 10‑K. The Notice contains instructions on how to access the proxy materials online, vote online and obtain your copy of our proxy materials.

Your vote is very important. I encourage you to sign and return your proxy card, or use telephone or internet voting prior to the meeting, so that your shares will be represented and voted at the meeting.

Sincerely,

William J. Miller, Ph.D.

Chief Executive Officer

VEECO INSTRUMENTS INC.

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	Friday, May 3, 2019, 8:30 a.m., Eastern Time

PLACE:	333 South Service Road, Plainview, New York 11803

ITEMS OF BUSINESS:

1.   To elect three directors named in the attached proxy to hold office until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.   To approve an amendment and restatement of Veeco’s 2010 Stock Incentive Plan;

3.   To approve an amendment to Veeco’s 2016 Employee Stock Purchase Plan to increase the authorized shares of Veeco’s common stock thereunder by 750,000 shares;

4.   To hold a non-binding advisory vote on 2018 named executive officer compensation;

5.   To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2019; and

6.   To consider such other business as may properly come before the meeting.

WHO CAN VOTE:	You must be a stockholder of record at the close of business on March 11, 2019 to vote at the Annual Meeting.

INTERNET AVAILABILITY:

We are using the internet as our primary means of furnishing proxy materials to most of our stockholders. Rather than sending those stockholders a paper copy of our proxy materials, we are sending them a notice with instructions for accessing the materials and voting via the internet. This Proxy Statement and our 2018 Annual Report on Form 10‑K are available free of charge at www.veeco.com.

PROXY VOTING:

We cordially invite you to participate in the Annual Meeting, either by attending and voting in person or by voting through other acceptable means. Your participation is important, regardless of the number of shares you own. You may vote by telephone, through the internet or by mailing your completed proxy card.

By order of the Board of Directors,

Gregory A. Robbins
Senior Vice President, General Counsel and Secretary

March 19, 2019
Plainview, New York

PROXY STATEMENT SUMMARY

To assist you in reviewing the proposals to be acted upon at the Veeco Instruments Inc. (“Veeco” or the “Company”) 2019 Annual Meeting of Stockholders (the “Annual Meeting”), we call your attention to the following information about the proposals and voting recommendations, the Company’s director nominees, and highlights of the Company’s corporate governance and executive compensation.  The following description is only a summary.  For more complete information about these topics, please review the complete proxy statement.

Proposals and Voting Recommendations

Voting Matters	Board Vote Recommendation
Proposal 1: Election of three nominees named herein as directors	FOR each nominee
Proposal 2: Approval of the 2010 Stock Incentive Plan, as Amended and Restated	FOR
Proposal 3: Approval of an Amendment to the 2016 Employee Stock Purchase Plan	FOR
Proposal 4: Advisory vote to approve the compensation of our Named Executive Officers, or “Say on Pay”	FOR
Proposal 5: Ratification of the appointment of our independent registered public accounting firm for 2019	FOR

Summary of Information Regarding the Board of Directors

Members of Veeco’s Board of Directors (“Board of Directors” or the “Board”) are listed below.  Messrs. Peeler and St. Dennis have been nominated for re-election to the Board. Dr. Miller is also nominated for election to the Board, in connection with his promotion as the Company’s Chief Executive Officer (“CEO”) effective October 1, 2018.

		Director		Committee Membership
Name	Age	since	Independent (1)	AC	CC	GC
Kathleen A. Bayless	62	2016	Yes	M/FE
Richard A. D’Amore	65	1990	Yes (Lead Independent Director)		M
Gordon Hunter	67	2010	Yes		C	M
Keith D. Jackson	63	2012	Yes	M/FE		C
William J. Miller, Ph.D.	50	2018	No
John R. Peeler	64	2007	No
Peter J. Simone	71	2004	Yes	C/FE		M
Thomas St. Dennis	65	2016	Yes		M

(1)	Independence determined based on NASDAQ rules.
AC – Audit Committee CC – Compensation Committee GC – Governance Committee	C – Chairperson M – Member FE – Audit committee financial expert (as determined based on SEC rules)

Corporate Governance Highlights

Board and Other Governance Information	As of March 19, 2019
Size of Board as Nominated	8
Average Age of Director Nominees and Continuing Directors	63
Average Tenure of Director Nominees and Continuing Directors	9.9 years
Percentage of Continuing Directors and Nominees who are Independent	75%
Percentage of Directors who attended all Board Meetings	100%
Number of Director Nominees and Continuing Directors Who Serve on More Than Three Public Company Boards	0
Directors Subject to Stock Ownership Guidelines (3 times annual cash retainers)	Yes
Annual Election of Directors	No
Voting Standard	Majority
Plurality Voting Carve-out for Contested Elections	Yes
Independent Chairman	No
Lead Independent Director	Yes
Independent Directors Meet Without Management Present	Yes
Annual Board, Committee and Individual Director Self-Evaluations, Including Use of External Governance Advisor at Least Every 3 Years	Yes
Annual Independent Director Evaluation of CEO	Yes
Risk Oversight by Full Board and Committees	Yes
Board Orientation/Education Program	Yes
Code of Conduct Applicable to Directors	Yes
Stockholder Ability to Call Special Meetings	50% of Outstanding Shares
Stockholder Ability to Act by Written Consent	No
Poison Pill	No

Executive Compensation Highlights

Here’s What We Do…

Pay for Performance. We ensure that the compensation of the CEO and the other named executive officers listed in the Summary Compensation Table below (collectively, the “NEOs”) tracks the Company’s performance.  Our compensation programs reflect our belief that the ratio of performance-based compensation to fixed compensation should increase with the level of the executive, with the greatest amount of performance-based compensation at the CEO level.

Peer Group Selection. As addressed in the Compensation Discussion and Analysis section below, we made changes to our Peer Group for 2019  with an increased focus, for example, on companies operating in the semiconductor equipment and adjacent industry segments, and those that were included in the Institutional Shareholder Services, Inc. (“ISS”) defined peer group. Changes included the addition of ten new companies, seven of which are smaller than Veeco in terms of annual revenue.

Performance-based Long-Term Incentives. The majority of the long-term incentive compensation provided to our CEO and other NEOs prior to October 2018 was awarded in the form of performance-based restricted stock units that feature a minimum three-year target performance period, were capped at 150% of target, and are subject to 100% forfeiture.  Beginning in October 2018, we adopted performance measures based on total shareholder return over a three-year period, comparing the Company’s performance to the Russell 2000 Index.  Awards were capped at 200% of target and are subject to 100% forfeiture.

Minimum Vesting. Our 2010 Stock Incentive Plan specifies a one year minimum vesting period for all equity awards, except for up to 5% of the maximum number of shares available or in the event of certain circumstances (e.g., death, disability, corporate transactions).  Time-based awards granted to executives feature vesting periods ranging from three to four years.

Stock Option Provisions. Our 2010 Stock Incentive Plan prohibits the cash buyout of underwater stock options and the repricing of stock options without stockholder approval; the Company has not engaged in either of these practices.

Double-Trigger Change in Control Arrangements. Our Senior Executive Change in Control Policy features a narrow change in control definition, requiring an actual change in control and termination of employment before change in control benefits are triggered.  The situations where an executive is eligible to resign with “good reason” are limited to: (i) reductions in base salary, (ii) relocation by more than 50 miles, (iii) significant reductions in total benefits, for our CEO and our Chief Financial Officer/Chief Operating Officer (“CFO/COO”) only, and (iv) for our CEO only, a diminution in position.  These provisions are not triggered by bankruptcy.  See “Potential Payments Upon Termination or Change in Control” below for more information.

Clawback Policy. Our Compensation Recoupment Policy provides that in the event of a financial restatement due to fraud or intentional illegal conduct as determined by the independent members of the Board of Directors, a culpable executive officer may be required to reimburse the Company for performance-based cash compensation if the amount of such compensation would have been lower had it been calculated based on such restated financial statements.  Beginning in 2019, compensation subject to recoupment was expanded to include equity compensation.

Stock Ownership Guidelines. Our stock ownership guidelines require our NEOs and our Board of Directors to hold Veeco stock in a specified multiple of their base salaries or annual cash retainers, subject to a phase-in period.  For example, Veeco’s CEO is required to hold Veeco stock with a value equal to at least six times his base salary (this amount was increased by the Company in March 2019 from four times his base salary).  Pursuant to these guidelines, covered individuals are required to hold at least 50% of the net after-tax shares realized upon vesting or exercise until the ownership guidelines are met.

Hedging and Pledging Restrictions. Our insider trading policy prohibits all employees and directors from hedging or pledging their Veeco shares.

Annual Bonus. Amounts that can be earned under our annual incentive programs are based solely on performance against corporate financial and individual goals.  Awards under the programs are not guaranteed and are capped at 200% of target.

Annual Say-on-Pay Vote. We conduct an annual Say-on-Pay advisory vote.

Stockholder Engagement. We routinely engage with stockholders and, as appropriate, with proxy advisory firms, to better understand their perspective regarding executive compensation best practices and have incorporated many of these practices in our executive compensation programs.

Here’s What We Don’t Do…

No Multi-Year Guarantees. We do not offer multi-year guarantees for salary increases, bonuses or equity awards.

No Overly Generous Change in Control Benefits. We have used change in control protections sparingly and have limited cash payments to 1.5 to 2.0 times base salary and bonus.

No Gross-Ups. We do not provide tax gross ups for benefits that may become payable in connection with a change in control.

Limited Pension Benefits. We do not maintain a defined benefit pension plan or a supplemental executive retirement plan.  The Company’s 401(k) savings plan is its only pension benefit.

No Retirement Benefits. We do not offer retirement health and welfare benefits to our employees.

No Excessive Perquisites.  We do not provide executives with perquisites such as financial planning, corporate aircraft, etc.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of Veeco common stock as of March 11, 2019 (unless otherwise specified below) by (i) each person known by Veeco to own beneficially more than five percent of the outstanding shares of Veeco common stock, (ii) each director of Veeco, (iii) each NEO, and (iv) all executive officers and directors of Veeco as a group.  Unless otherwise indicated, Veeco believes that each of the persons or entities named in the table exercises sole voting and investment power over the shares of Veeco common stock that each of them beneficially owns, subject to community property laws where applicable.

	Shares of Common Stock			Percentage of
	Beneficially Owned (1)			Total Shares
				Outstanding
	Shares	Options	Total	(1)

5% or Greater Stockholders:
BlackRock, Inc. (2)	6,899,071	—	6,899,071	14.4%
The Vanguard Group (3)	4,538,789	—	4,538,789	9.4%
Oppenheimer Funds, Inc. (4)	4,039,700	—	4,039,700	8.4%
Dimensional Fund Advisors LP (5)	3,070,380	—	3,070,380	6.4%
River and Mercantile Asset Management LLC (6)	2,948,949	—	2,948,949	6.1%

Directors:
Kathleen A. Bayless	18,228	—	18,228	*
Richard A. D'Amore	102,933	—	102,933	*
Gordon Hunter	36,592	—	36,592	*
Keith D. Jackson	32,792	—	32,792	*
William J. Miller, Ph.D. (7)	160,550	117,310	277,860	*
John R. Peeler (7)	384,722	282,610	667,332	1.4%
Peter J. Simone	31,975	—	31,975	*
Thomas St. Dennis	18,240	—	18,240	*

Named Executive Officers:
William J. Miller, Ph.D. (7)	160,550	117,310	277,860	*
John R. Peeler (7)	384,722	282,610	667,332	1.4%
Shubham Maheshwari (7)	117,404	54,000	171,404	*
John Kiernan	33,474	49,854	83,328	*
All Directors and Executive Officers as a Group (10 persons)	936,910	503,774	1,440,684	3.0%

*Less than 1%.

(1)

A person is deemed to be the beneficial owner of securities owned or which can be acquired by such person within 60 days of the measurement date upon the exercise of stock options.  Shares owned include unvested restricted stock awards (but do not include unvested restricted stock units).  Each person’s percentage ownership is determined by assuming that stock options beneficially owned by such person (but not those owned by any other person) have been exercised.

(2)	Share ownership information is based on information contained in a Schedule 13G/A filed with the SEC on January 31, 2019. The address of this holder is 55 East 52nd Street, New York, New York 10055.

(3)

Share ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 11, 2019.  The address of this holder is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)	Share ownership information is based on information contained in a Schedule 13G filed with the SEC on January 14, 2019. The address of this holder is 225 Liberty Street, New York, New York 10281.
(5)

Share ownership information is based on information contained in a Schedule 13G/A filed with the SEC on February 8, 2019.  The address of this holder is Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(6)

Share ownership information is based on information contained in a Schedule 13G filed with the SEC on February 15, 2019. The address of this holder is 30 Coleman Street, London, EC2R 5AL, United Kingdom.

(7)

Share ownership for these individuals includes purchases of Company stock made by these individuals, on their own account, in 2018 and in prior years. In 2018, Dr. Miller and Messrs. Peeler and Maheshwari purchased Company stock in the amounts of 10,000 shares, 10,000 shares, and 13,900 shares, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires Veeco’s officers and directors, and persons who own more than 10% of Veeco’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”).  These persons are required by SEC regulations to furnish Veeco with copies of all Section 16(a) forms they file.  SEC regulations require us to identify in this proxy statement anyone who filed a required report late or failed to file a required report.  Based on our review of forms we received, or written representations from reporting persons, we believe that during 2018 all Section 16(a) filing requirements were satisfied on a timely basis.

GOVERNANCE

Governance Highlights

Veeco’s Board of Directors and management are committed to responsible corporate governance to ensure that Veeco is managed for the long-term benefit of its stockholders.  To that end, the Board of Directors and management review published guidelines and recommendations of institutional stockholder organizations and current best practices of similarly situated public companies.  The Board and management periodically evaluate and, when appropriate, revise Veeco’s corporate governance policies and practices in light of these guidelines and other findings, and to comply with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the SEC and by The NASDAQ Stock Market LLC (“NASDAQ”).

Veeco’s Corporate Governance Guidelines provide that at least two-thirds of the Board of Directors must be independent in accordance with the NASDAQ listing standards.  In fact, 75% of Veeco’s  eight continuing directors and nominees are independent, and none serve on more than two other public company boards.  All of Veeco’s directors attended each Board meeting, and each applicable committee meeting, held in 2018.  Veeco undergoes an annual Board, committee and individual director self-evaluation process, and the independent directors, guided by the independent Lead Director, meet regularly without management and perform an annual performance assessment of our CEO.

Governance Policies and Practices

Veeco has instituted a variety of policies and practices to foster and maintain corporate governance, including the following:

Corporate Governance Guidelines - Veeco adheres to written Corporate Governance Guidelines, adopted by the Board and reviewed by the Governance Committee from time to time.  The Corporate Governance Guidelines govern director qualifications, conflicts of interest, succession planning, periodic board self-assessment and other governance matters.  The Board has used an outside governance advisor to facilitate the board self-assessment at least every three years.

Code of Business Conduct - Veeco maintains written standards of business conduct applicable to all of its employees worldwide.

Code of Ethics for Senior Officers - Veeco maintains a Code of Ethics that applies to our CEO, CFO/COO and Chief Accounting Officer.

Environmental, Health & Safety Policy - Veeco maintains a written policy that applies to all of its employees with regard to environmental, health and safety matters.

Director Education Policy - Veeco has adopted a written policy under which it encourages directors to attend, and provides reimbursement for the cost of attending, director education programs.  A majority of Veeco’s Board members has attended one or more director education programs within the past five years.

Disclosure Policy - Veeco maintains a written policy that applies to all of its employees with regard to the dissemination of information.

Board Committee Charters - Each of Veeco’s Audit, Compensation and Governance Committees has a written charter adopted by Veeco’s Board that establishes practices and procedures for each committee in accordance with applicable corporate governance rules and regulations.

Copies of each of these documents can be found on the Company’s website (www.veeco.com) via the “Investors” page.

Independence of the Board

Veeco’s Corporate Governance Guidelines provide that at least two-thirds of the Board of Directors must be independent in accordance with the NASDAQ listing standards.  In addition, service on other boards must be consistent with Veeco’s conflict of interest policy and the nature and time involved in such service is reviewed when evaluating suitability of individual directors for election.

Independence of Current Directors. Veeco’s Board of Directors has determined that all of the directors are “independent” within the meaning of the applicable NASDAQ listing standards, except Dr. Miller, the Company’s  CEO, and Mr. Peeler, the Executive Chairman of the Board.

Independence of Committee Members. All members of Veeco’s Audit, Compensation and Governance Committees are required to be and are independent in accordance with NASDAQ listing standards.

Compensation Committee Interlocks and Insider Participation. During 2018, none of Veeco’s executive officers served on the board of directors of any entity whose executive officers served on Veeco’s Compensation Committee.  No current or past executive officer of Veeco serves on our Compensation Committee.  The members of our Compensation Committee are Messrs. D’Amore, Hunter and St. Dennis.

Board Access to Independent Advisors. The Board members have full and free access to the officers and employees of Veeco and are permitted to retain independent legal, financial or other advisors as the Board or a Committee deems necessary.

Director Resignation Upon Change in Employment. The Corporate Governance Guidelines provide that a director shall submit his resignation if he changes his principal employment from what it was when he was elected as a director, or undergoes a change affecting his qualification as a director or fails to receive the required number of votes for re-election.  Upon such submission, the Board shall determine whether to accept or reject the resignation.  If the resignation is tendered for failure to receive the required number of votes for re-election, the Governance Committee will also inform the Board of any other action it recommends be taken.

Board Leadership Structure

Mr. Peeler, the Company’s  former CEO, serves as Executive Chairman of the Board.  We have a separate, independent Lead Director.  Although we do not have a formal policy addressing the topic, we believe that when the Chairman of the Board is not independent, it is important to have a separate Lead Director, who is an independent director.

Mr. D’Amore serves as the Lead Director.  In that role, he presides over the Board’s executive sessions, during which our independent directors meet without management, and he serves as the principle liaison between management and the independent directors of the Board. The Lead Director also:

•	Confers with the Chairman of the Board regarding Board meeting agendas;
•	Has the authority to call meetings of the independent directors;
•	Chairs meetings of the independent directors including, where appropriate, setting the agenda and briefing the Chairman of the Board on issues discussed during the meeting;
•	Oversees the annual performance evaluation of the CEO;
•	Consults with the Governance Committee and the Chairman of the Board regarding assignment of Board members to various committees; and
•	Performs such other functions as the Board may require.

Mr. D’Amore has served as Lead Director since 2016.

We believe the combination of Mr. Peeler as our Executive Chairman of the Board and an independent director as our Lead Director is an effective structure for the Company.  The division of duties and the additional avenues of communication between the Board and our management associated with this structure provide the basis for the proper functioning of our Board and its oversight of management.

Oversight of Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks.  The Board regularly reviews information regarding the Company’s strategy, finances and operations, as well as the risks associated with each.  The Audit Committee is responsible for oversight of Company risks relating to accounting matters, financial reporting, internal controls and legal and regulatory compliance.  The Audit Committee undertakes, at least annually, a review to evaluate these risks.  Individual members of the Audit Committee are each assigned an area of risk to oversee.  The members then meet separately with management responsible for such area, including the Company’s  CFO/COO,  Chief Accounting Officer, internal auditor and general counsel, and report to the Audit Committee on any matters identified during such discussions with management.  In addition, the Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.  The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports.

Compensation Risk

Our Compensation Committee conducted a risk-assessment of our compensation programs and practices and concluded that our compensation programs and practices, as a whole, are appropriately structured and do not pose a material risk to the Company.  Our compensation programs are intended to reward the management team and other employees for strong performance over the long-term, with consideration of near-term actions and results that strengthen and grow our Company.  We believe our compensation programs provide the appropriate balance between short-term and long-term incentives, focusing on sustainable operating success for the Company.  We consider the potential risks in our business when designing and administering our compensation programs, and we believe our balanced approach to performance measurement and compensation decisions mitigates the likelihood that individuals will be encouraged to undertake excessive or inappropriate risk.  Further, our compensation program administration is subject to considerable internal controls and when determining the principal outcomes – performance assessments and compensation decisions – we rely on principles of sound governance and good business judgment.

Board Meetings and Committees

During 2018, Veeco’s Board held eight meetings.  It is the policy of the Board to hold executive sessions without management at every regularly scheduled board meeting and as requested by a director.  The Lead Director or Committee Chairperson, as appropriate, presides over these executive sessions.  All members of the Board are welcome to attend the Annual Meeting of Stockholders.  In 2018,  Mr. Peeler was the only director who attended the Annual Meeting.  The Board has established the following committees:  an Audit Committee, a Compensation Committee, and a Governance Committee.

Audit Committee.  As defined in Section 3(a)(58)(A) of the Exchange Act, the Company established an Audit Committee which reviews the scope and results of the audit and other services provided by Veeco’s independent registered public accounting firm.  The Audit Committee consists of Ms. Bayless and Messrs. Jackson and Simone (Chairman). The Board has determined that all members of the Audit Committee are financially literate as that term is defined by NASDAQ and by applicable SEC rules.  The Board has determined that each of Ms. Bayless and Messrs. Jackson and Simone is an “audit committee financial expert” as defined by applicable SEC rules.  During 2018, the Audit Committee met six times.

Compensation Committee. The Compensation Committee sets the compensation levels of senior management and administers Veeco’s equity compensation plans.  All members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b‑3 of the Exchange Act), and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended).  None of the members of the Compensation Committee has interlocking relationships as defined by the SEC.  The Compensation Committee consists of Messrs. D’Amore, St. Dennis and Hunter (Chairman).  During 2018, the Compensation Committee met seven times.

Governance Committee. The Company’s Governance Committee addresses Board organizational issues and develops and reviews corporate governance principles applicable to Veeco.  In addition, the committee searches for persons qualified to serve on the Board of Directors and makes recommendations to the Board with respect thereto, as more fully described below.  The Governance Committee is comprised entirely of independent directors, as defined by the NASDAQ listing standards, and currently consists of Messrs. Hunter, Simone and Jackson (Chairman). During 2018, the Governance Committee met four times.

Board Composition and Nomination Process

Pursuant to our Corporate Governance Guidelines, the Governance Committee will evaluate the suitability of potential nominees for membership on the Board, taking into consideration the Board’s current composition, including expertise, diversity and balance of inside, outside and independent directors, and considering the general qualifications of the potential nominees, including those characteristics described in the Corporate Governance Guidelines as in effect from time to time.  In selecting the director nominees, the Board endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting and finance, knowledge of the industries in which the Company operates, understanding of manufacturing and services, strategic vision, knowledge of international markets, marketing, research and development and other areas relevant to the Company’s business.  Under our Corporate Governance Guidelines, the Board periodically conducts a critical self-evaluation, including an assessment of the make-up of the Board as a whole.  In any particular situation, the Governance Committee may focus on persons possessing a particular background, experience or qualifications which the committee believes would be important to enhance the effectiveness of the Board.  The full Board reviews and has final approval authority on all potential director candidates being recommended to the stockholders for election.

Compensation of Directors

Veeco’s Director Compensation Policy provides  that members of the Board of Directors who are not employees of Veeco shall be paid a  quarterly retainer in the amount of $17,500. Additional quarterly retainers are paid for committee membership, as follows:

Board Committee	Quarterly Retainer for Non- Chair Membership ($)	Quarterly Retainer for Chair Membership ($)
Audit	2,500	5,000
Compensation	1,875	3,750
Governance	1,250	2,500

A quarterly retainer in the amount of $5,125 is paid for service as the Lead Director.  Board members do not receive fees for attending meetings either in person or telephonically.

Each non-employee Director shall also receive an annual grant of shares of restricted stock having a fair market value in the amount determined by the Compensation Committee from time to time.  For 2018, the Compensation Committee determined that the value of this annual award should be $120,000 per director.  The restrictions on these shares lapse on the earlier of the first anniversary of the date of grant and the date immediately preceding the date of the next annual meeting of stockholders.  In addition, the Company’s Director Compensation Policy gives the Board the authority to compensate directors who perform significant additional services on behalf of the Board or a Committee.  Such compensation is to be determined by the Board in its discretion, taking into consideration the scope and extent of such additional services.  The Company is currently seeking stockholder approval to amend and restate the Veeco 2010 Stock Incentive Plan to, among other things, limit Director compensation to $400,000 per year (see Proposal 2 below for proposed changes to Veeco’s  2010 Stock Incentive Plan).  Directors who are employees, such as Dr. Miller and Mr. Peeler, do not receive additional compensation for serving as directors.

The following table provides information on compensation awarded or paid to the non-employee directors of Veeco for the fiscal year ended December 31, 2018.

	Fees Earned	Stock	All Other
	or Paid in	Awards	Compensation
Name	Cash ($)(1)	($)(2)(3)	($)	Total ($)
Kathleen A. Bayless	80,000	119,995	—	199,995
Richard A. D’Amore	98,000	119,995	—	217,995
Gordon Hunter	90,000	119,995	—	209,995
Keith D. Jackson	90,000	119,995	—	209,995
Peter J. Simone	95,000	119,995	—	214,995
Thomas St. Dennis	77,500	119,995	—	197,495

(1)	Represents the sum of quarterly retainers paid for Board service during 2018.
(2)

Reflects awards of 7,643 shares of restricted stock to each director on May 4, 2018. These restricted stock awards vest on the earlier of (i) the first anniversary of the date of grant, and (ii) the date immediately preceding the date of the next annual meeting of stockholders.  In accordance with SEC rules, the amounts shown reflect the grant date fair value of the award, which was $15.70 per share.

(3)	As of December 31, 2018, there were outstanding the following aggregate number of stock awards and option awards held by each non-employee director of the Company:

Outstanding Equity Awards at Fiscal Year End
	Stock	Option
Name	Awards (#)	Awards (#)
Kathleen A. Bayless	7,643	—
Richard A. D’Amore	7,643	—
Gordon Hunter	7,643	—
Keith D. Jackson	7,643	—
Peter J. Simone	7,643	—
Thomas St. Dennis	7,643	—

Stock Ownership Guidelines: Directors

Under the Company’s Stock Ownership Guidelines, Directors are required to hold Veeco stock with a value equal to at least three times the Directors’ annual cash retainers (excluding retainers for committee or lead director service), measured as of February 1st of the most recently completed year and subject to a 5‑year phase-in period.

Certain Contractual Arrangements with Directors and Executive Officers

Veeco has entered into indemnification agreements with each of its directors, executive officers and certain senior officers and anticipates that it will enter into similar agreements with any future directors and executive officers.  Generally, the indemnification agreements are designed to provide the maximum protection permitted under Delaware law with respect to indemnification of a director or executive officer.  The indemnification agreements provide that Veeco will indemnify such persons against certain liabilities that may arise by reason of their status or service as a director or executive officer of the Company and that the Company will advance expenses incurred as a result of proceedings against them as to which they may be indemnified.  Under the indemnification agreements, a director or executive officer will receive indemnification if he or she is found to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Veeco and with respect to any criminal action, if he or she had no reasonable cause to believe his or her conduct was unlawful.

COMPENSATION

Executive Officers

The executive officers of Veeco, their ages and positions as of March 11, 2019, are as follows:

Name	Age	Position
William J. Miller, Ph.D.	50	Chief Executive Officer
John R. Peeler	64	Executive Chairman and former Chief Executive Officer
Shubham Maheshwari	47	Executive Vice President, Chief Financial Officer and Chief Operating Officer
John P. Kiernan	56	Senior Vice President, Finance, Chief Accounting Officer and Treasurer

William J. Miller, Ph.D. has been CEO and a Director since October 2018. Prior thereto, he served as President beginning in January 2016, overseeing all of Veeco’s global business units. Dr. Miller was named Executive Vice President, Process Equipment in December 2011, and was Executive Vice President, Compound Semiconductor from July 2010 until December 2011. Dr. Miller was Senior Vice President and General Manager of Veeco’s MOCVD business from January 2009 to July 2010, and Vice President, General Manager of Veeco’s Data Storage equipment business from January 2006 to January 2009.  He has held leadership positions of increasing responsibility in both the engineering and operations organizations since he joined Veeco in November 2002.  Prior to joining Veeco, Dr. Miller held engineering and operations leadership positions at Advanced Energy Industries, Inc.

John R. Peeler has been Executive Chairman since October 2018. Prior thereto, he served as CEO and a Director beginning in July 2007, and as Chairman beginning in May 2012. Before coming to Veeco, Mr. Peeler was Executive Vice President of JDS Uniphase Corp. (“JDSU”) and President of the Communications Test & Measurement Group of JDSU, which he joined upon the closing of JDSU’s merger with Acterna in August 2005.  Before joining JDSU, Mr. Peeler served as President and CEO of Acterna. Mr. Peeler joined a predecessor of Acterna in 1980 and served in a series of increasingly senior leadership roles including Vice President of Product Development, Executive Vice President and COO, and President and CEO of TTC, a communications test equipment company. Mr. Peeler also serves on the board of IPG Photonics Corporation.

Shubham (Sam) Maheshwari has been Executive Vice President,  CFO and COO since October 2018.  Prior thereto, he served as Executive Vice President and CFO beginning in May 2014.  Mr. Maheshwari oversees Veeco’s  Quality, Customer Satisfaction, Business Process Improvement, Legal, Finance, Investor Relations, Information Technology, Supply Chain and Global Manufacturing functions.  From 2011 to 2014, Mr. Maheshwari served as CFO of OnCore Manufacturing LLC, a global manufacturer of electronic products in the medical, aerospace, defense and industrial markets.  From 2009 to 2011, he held various finance roles including Senior Vice President Finance, Treasury, Tax and Investor Relations at Spansion, Inc., a global leader in flash memory based embedded system solutions.  Mr. Maheshwari helped lead Spansion’s emergence from bankruptcy to become a successful public company.  From 1998 to 2009, he was with KLA-Tencor Corporation, a global semiconductor capital equipment manufacturing company, in various senior level corporate development and finance roles, including Vice President of Corporate Development and Corporate Controller.  Mr. Maheshwari also serves on the board of Kateeva, Inc.

John P. Kiernan has been Senior Vice President, Finance, Chief Accounting Officer (“CAO”) and Treasurer since December 2011, and also served as Corporate Controller from December 2011 through December 2017.  From July 2005 to November 2011, Mr. Kiernan was Senior Vice President, Finance, CAO and Corporate Controller.  Prior thereto, he was Vice President, Finance and Corporate Controller of Veeco from April 2001 to June 2005, Vice President and Corporate Controller from November 1998 to March 2001, and Corporate Controller from February 1995 to November 1998.  Prior to joining Veeco, Mr. Kiernan was an Audit Senior Manager at Ernst & Young LLP from October 1991 through January 1995 and held various audit staff positions with Ernst & Young LLP from June 1984 through September 1991.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes Veeco’s current compensation programs and policies, which are subject to change.

Business Summary and Recent Developments

Veeco is a leading manufacturer of innovative semiconductor and thin film process equipment used by our customers to solve an array of challenging materials engineering problems. Our broad portfolio of metal organic chemical vapor deposition (“MOCVD”), molecular beam epitaxy (“MBE”), lithography, laser annealing, ion beam and single wafer etch and clean technologies play an integral role in the fabrication and packaging of advanced semiconductor and compound semiconductor devices including in the production of light emitting diodes (“LEDs”) for solid-state lighting and display, lasers for communications and 3D sensing, radio frequency (“RF”) devices and application processors for mobile phones and thin film magnetic heads for hard disk drives.  We design our systems to optimize technical performance and productivity to achieve superior cost of ownership for our customers. We support our products through sales and service teams located throughout the Asia-Pacific region, Europe and North America.

Veeco holds technology leadership positions in each of our served markets. However, the semiconductor and thin film process equipment industries are highly cyclical and characterized by periods of volatility which may be difficult to predict.  Our products require significant R&D investment sustained over very long periods of time and our customers’ buying decisions are highly dependent on technology trends and industry supply and demand patterns. Our executive compensation programs are designed to align with such market conditions, to balance both the short and long-term interests of stockholders and executives and, at the same time, retain and continue to attract executives through business downturns, motivating them for our longer-term success.

The Company seeks to foster a performance-oriented culture by linking a significant portion of each executive’s compensation to the achievement of performance targets important to the success of the Company and its stockholders. We structure our executive compensation program each year so that a meaningful percentage of compensation is tied to the achievement of objectives that, at the time they are established, are considered challenging in light of anticipated market conditions.

2018 Business Highlights and Challenges

•

We have begun to transition the Company’s MOCVD business to the broader compound semiconductor market with the development of new products for photonics, RF and power electronics applications.  Our success depends on our ability to win market share and on the adoption of certain technologies by our customers.

•

We also increased our focus on mainstream semiconductor market opportunities.  We achieved early success with wins in leading edge nodes for laser annealing products and orders for our extreme ultraviolet (“EUV”) mask blank deposition systems.

•	We reduced costs as the MOCVD market for LEDs in China became commoditized and our Advanced Packaging business remained weak due to smartphone supply chain softness.
•	Notwithstanding improvements related to product mix, gross margins remain below expectations due to lower shipment volume run-rates.
•

We were required to record two significant, non-cash asset impairment charges.  In the second quarter of 2018, the Company lowered its projected results for the Ultratech product lines.  As a result, the Company recorded a non-cash impairment charge of $252 million.  Additionally, as a result of the significant decline in the Company’s stock price during the fourth quarter of 2018, we were required to record a non-cash goodwill impairment charge of $123 million.

•	We repurchased approximately 950,000 shares of common stock through our Board-approved stock buyback program representing approximately 75% of the shares awarded to executives in 2018.

•

In early 2019, our stock price increased approximately 50%, reflecting growing confidence in our Company.  While this is encouraging, we are not satisfied with the current price and are committed to further increases in shareholder value.

Executive Leadership Team Changes

The Company made changes to its executive leadership team during 2018. John Peeler, Chairman and CEO, retired from the position of CEO effective September 30, 2018.  In conjunction with the Company’s established CEO succession plan, Mr. Peeler agreed to serve as Executive Chairman of the Company for one year and to continue as non-executive Chairman thereafter, subject to his re-election to the Board upon expiration of his current term at the 2019 Annual Meeting of Stockholders.

William Miller, Ph.D. succeeded Mr. Peeler as the Company’s CEO, effective October 1, 2018. Prior to being named CEO, Dr. Miller served as President of the Company. Dr. Miller was an integral part of the strategic direction and product development for the Company’s MOCVD and Ion Beam product lines and was responsible for the Company’s global operations organization.

Shubham (Sam) Maheshwari, the Company’s CFO, was appointed to the additional position of COO, also effective October 1, 2018. Mr. Maheshwari joined the Company in 2014 with 20 years of experience in finance. Mr. Maheshwari oversees the Company’s finance, global operations, information technology, quality and customer satisfaction, and legal functions.

2018 / 2019 Executive Compensation Highlights

•

Our stock price declined significantly during 2018. Our executive compensation plans are designed to align pay with performance. As has consistently been the case, the Compensation Committee (hereinafter the “Committee”) and our executives are fully aligned in the application of negative discretion to reduce or forego compensation even when, under our plan designs, such compensation may have been earned.  This was true in 2018 in the case of both equity grants and cash bonus awards and in the determination of 2019 equity grants.  For example, although a cash bonus was earned under the 2018 Management Bonus Plan, management and the Committee agreed to cancel the plan and no awards were paid.

•

Shareholders have expressed, through our outreach, a desire for greater transparency around long-term compensation performance metrics.  In response, beginning in October 2018, we discontinued the use of internal metrics in our performance-based equity awards in favor of relative total shareholder return (“TSR”) as compared to the Russell 2000 Index (“R2000”) over a three-year period.  Promotion grants to our new CEO and CFO/COO in October 2018 were comprised of at least 75% of such performance-based awards.

•

In 2019, the majority of equity awards to our NEOs will be similarly comprised of performance-based equity awards subject to adjustment, including complete forfeiture, based on the Company’s three-year TSR as compared to the R2000. In March 2019, the Committee determined that the 2019 equity awards to our NEOs will be split between performance-based restricted stock units (“PRSUs”) and time-based restricted stock with a ratio of 60% to 40%, respectively.  These requirements do not apply to Mr. Peeler, whose compensation is separately addressed in an amendment to his employment agreement with the Company signed in connection with his transition to the role of Executive Chairman.

•

The terms of 2019 performance-based equity awards shall include: (1) a negative TSR cap that limits awards to 100% if the Company’s TSR is negative, notwithstanding that the Company’s TSR may be above the 50th percentile of the comparison group, and (2) a maximum award cap that limits the overall dollar value of the earned award to six times the grant value, based on the compound effects of the award payout and the then-current stock price.

•

In mid‑2018, in conjunction with our CEO succession plan and when our stock traded at approximately $15.00 per share, the value of 2019 equity awards to our NEOs were established. Ordinarily, the number of shares comprising the 2019 equity awards would be determined based on the stock price at the time of grant in 2019. However, to ensure that our NEOs do not benefit from the decline in our stock price, the Committee proposed that the number of shares awarded to the NEOs for 2019 be determined on the basis of the higher of the stock price at the grant date and $15.00 per share.  This application of negative discretion has the effect of reducing the value of 2019 equity awards to our NEOs.

•

In conjunction with his promotion to CEO, Dr. Miller received an equity award with a grant date fair market value equal to $2.5 million, 80% of which was granted as a PRSU and is therefore subject to full forfeiture. Dr. Miller’s 2018 compensation, including this promotion grant, is incorporated in shareholder advisor pay-for-performance calculations comparing pay to total shareholder return.  The illustration below characterizes Dr. Miller’s compensation both with the value of the promotion grant (“2018 w/ Promotion Equity”) and without the value of the promotion grant (“2018 w/o Promotion Equity”), and in the latter case, reflects compensation that is much more in line with our performance as measured by TSR.

Pay ($000)
Indexed TSR
CEO Compensation
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Indexed TSR
180
160
140
120
100
80
60
40
20
0
2013
2014
2015
2016
2017
2018 w/ Promotion Equity
2018 w/o Promotion Equity

•

Lastly, we are proposing several amendments to our 2010 Stock Incentive Plan in conjunction with current best practices, including: (1) specifying the treatment of performance-based equity awards on a change in control; (2) including equity in our clawback policy; (3) establishing a limit on annual compensation to non-employee directors; and (4) specifying the treatment of dividends on unvested awards.  See Proposal 2 below for a full description of the proposed changes to the 2010 Stock Incentive Plan.

Executive Compensation Strategy and Objectives

The Company’s executive compensation strategy is designed to create opportunities for competitive, total compensation that reflects our culture, the markets we serve and our performance. The primary objective of the executive compensation strategy is to motivate executives to achieve long-term growth and success for the Company, including increasing stockholder value, without subjecting the Company or stockholders to unnecessary or unreasonable risks.  The Company’s executive compensation programs are also essential to our ability to attract and retain executives.  Accordingly, the Company has adopted the following guiding principles:

Performance-based:

Compensation levels should be determined based on Company financial performance and individual results, each as compared to quantitative and qualitative performance priorities set at the beginning of the performance period.  The ratio of performance-based compensation to fixed compensation shall increase with the level of the executive, with the greatest amount of performance-based compensation at the CEO level.  Performance-based compensation should be subject to a complete risk of forfeiture.

Stockholder-aligned:	A significant portion of potential compensation should be performance- and time-based equity to more closely align the interests of executives with those of our stockholders.
Fair and Competitive:

Compensation levels should be fair, internally and externally, and competitive with overall compensation levels at other companies with which we compete for talent. Our compensation programs should promote our ability to both attract and retain our employees, including our executives.

Our target pay mix places significant emphasis on variable compensation comprised of PRSU awards1, time-based equity awards and an annual target bonus.  As illustrated in the following charts, 87% and 76% of the target compensation packages for our CEO and our other NEOs, respectively, are comprised of equity-based and performance-based compensation.

CEO Compensation Elements*	Other NEO Compensation Elements*

*Includes October 2018 promotion equity awards to Dr. Miller and Mr. Maheshwari.

1 Beginning in October 2018, based on 3‑year relative total shareholder return as compared to the Russell 2000 Index.

Executive Compensation Governance and Procedures

The Committee administers the Company’s compensation programs operating under a charter adopted by the Board.  This charter authorizes the Committee to administer and interpret the Company’s compensation and equity plans and establish rules for their implementation and administration. The Committee consists of three independent directors who are appointed annually.  The Committee works closely with the CEO and the Senior Vice President, Human Resources and relies on information provided by independent compensation consultants.

When making compensation decisions, the Committee considers the compensation practices and the competitive market for executives at companies with which we compete for talent.  To this end, the Company utilizes several resources which, during 2018, included: meetings with Compensation Strategies, Inc., an independent compensation consultant; compensation surveys prepared by Radford; and executive compensation information compiled by Compensation Strategies, Inc. from the proxy statements of other companies, including a peer group.

Veeco’s peer group (the “Peer Group”) reflects the companies that closely resemble Veeco based on industry and competition for talent, and that closely align with Veeco’s market segments and size.  The 2018 Peer Group consisted of the following seventeen companies:

3D Systems Corporation	MACOM Technology Solutions
Advanced Energy Industries, Inc.	MKS Instruments, Inc.
Badger Meter, Inc.	OSI Systems, Inc.
Brooks Automation, Inc.	Photronics, Inc.
Cabot Microelectronics Corporation	Pure Storage, Inc.
Cray Inc.	Rudolph Technologies, Inc.
Entegris, Inc.	Semtech Corporation
FormFactor, Inc. Kulicke and Soffa Industries, Inc.	Xperi Corporation

In July 2018, consistent with its periodic review, the Committee updated the Peer Group by removing two companies and adding ten companies based on industry segment (comprised of Semiconductor Equipment, Technology/Hardware, Storage & Peripherals and Electronic Equipment & Instruments) and, within segment, revenue within a range of 0.5x – 3.0x.  This resulted in the 2019 Peer Group, consisting of the following 25 companies:

3D Systems Corporation	OSI Systems, Inc.
Advanced Energy Industries, Inc.	Photronics, Inc.
Axcelis Technologies, Inc.	Power Integrations, Inc.
Badger Meter, Inc.	Pure Storage, Inc.
Brooks Automation, Inc.	Rambus Inc.
Cabot Microelectronics Corporation	Rudolph Technologies, Inc.
Cohu, Inc.	Semtech Corporation
Cray Inc.	SolarEdge Technologies, Inc.
Entegris, Inc.	Ultra Clean Holdings, Inc.
FormFactor, Inc.	Versum Materials, Inc.
Kulicke and Soffa Industries, Inc.	Xcerra Corporation
Monolithic Power Systems, Inc.	Xperi Corporation
Nanometrics Incorporated

The Company considers the executive compensation practices of the companies in its Peer Group and the Radford survey (hereinafter collectively, the “market data”) as one of several factors used in setting compensation.  The Company’s compensation consultant uses statistical regression techniques to adjust market data to construct market pay levels representative of the 50th - 75th percentile that are reflective of Veeco’s size based on revenues.  Although the Committee considers the executive compensation practices of the Peer Group companies and broader market data in setting compensation, it does not benchmark compensation to any specific percentile or ranking within our Peer Group.  Individual compensation levels may vary within a range around market as a result of Veeco’s financial and operating performance, personal performance, experience, and criticality, as well as competitive factors.

For 2018, total target compensation of Veeco’s NEOs and other executives was generally below the 50th percentile of market.  Given the performance emphasis present in Veeco’s executive compensation program, actual compensation earned or received can vary significantly with results and actual compensation for 2018 was well below targeted opportunity levels.

In addition to reviewing the market data, the Committee meets with the Company’s CEO and Senior Vice President, Human Resources to consider recommendations with respect to compensation for the NEOs and other executives.  These recommendations include base salary levels, cash bonus targets and awards, and equity compensation awards.  The Committee considers these recommendations along with other factors in determining specific compensation levels for the NEOs.  The Committee discusses the elements of the CEO’s compensation with him, but makes the final decisions regarding his compensation without him present.

Decisions regarding the Company’s compensation program elements are made by the Committee in regularly scheduled and ad hoc meetings.  Issues of significant importance are frequently discussed over several meetings.  This practice provides the Committee with the opportunity to raise and address concerns before arriving at a decision.  Prior to each meeting, Committee members are provided with the written materials, information and analyses as may be required to assist the Committee in its decision-making process.  To the extent possible, meetings of the Committee are conducted in person.  When this is not possible, meetings are conducted telephonically.  The CEO and the Senior Vice President, Human Resources are regularly invited to attend Committee meetings but the Committee meets privately in executive sessions to consider certain matters including, but not limited to, the compensation of the CEO.

Elements of Our Executive Compensation Program

Our compensation programs are comprised of four elements: base salary, annual cash bonus, equity-based compensation and benefits and perquisites.  Each of these elements is used to attract executives and reward them for performance results as described in the following table:

Element	Description / Characteristics	Primary Objectives

Base Salary	• Annual cash compensation	• Attract and retain highly qualified talent • Provides a regular source of income at market-competitive levels

Annual Cash Incentive	• 100% performance-based cash compensation opportunity • Mix of annual financial and individual goals • Awards range from 0% to 200% of targets established for each executive

•    Align executive compensation with annual goals important to the success of the Company

•    Promote a pay-for-performance culture with an “at risk” opportunity for compensation tied directly to performance

Equity-based Compensation	• Performance-based awards constituting the majority of awards to NEOs; earned over a 3‑year performance period • Time-based awards vesting over a 4‑year period • Subject to forfeiture	• Incentivize long-term performance • Serve as a retention incentive • Align the interests of executives with stockholders in the creation of long-term value • Foster a culture of stock ownership

Benefits & Perquisites	• Senior Executive Change in Control Policy • Company-subsidized health and welfare benefits • 401(k) savings plan • Employee Stock Purchase Plan	• Encourage executives to act in the best interests of stockholders • Promote productivity, remain competitive, and increase employee loyalty to the Company

The Company evaluates each element of each executive’s compensation individually and in the aggregate against market data for the position, experience, individual performance and the ability to affect future Company performance.  The following sections describe the process for determining each of the four elements of the executive compensation program.

(i)  Base Salary

The Company pays base salaries to attract and retain executives.  Base salaries are determined in accordance with the responsibilities of each executive, market data for the position and the executive’s experience and individual performance.  The Company considers each of these factors but does not assign a specific value to any one factor.

Base salaries for executives are typically set during the first half of the year in conjunction with the Company’s annual performance management process.  In 2018, base salaries were initially set in April.  The base salaries for certain NEOs were adjusted in October 2018 as part of changes in the Company’s executive leadership team.  Following a review of the market data and management’s recommendations, the Committee set base salaries as follows in April 2018 and, following changes in the executive team, in October 2018:

Name	April 2017	April 2018	Percent Change	October 2018	Percent Change
W. Miller(1)	$474,000	$500,000	5.5%	$575,000	15%
J. Peeler(2)	$700,000	$700,000	n/a	$500,000	‑28.6%
S. Maheshwari(1)	$443,000	$460,000	3.8%	$500,000	8.7%
J. Kiernan(3)	$300,000	$310,000	3.3%	$310,000	n/a

(1)

In April 2018, base salaries for Dr. Miller and Mr. Maheshwari were increased 5.5% and 3.8%, respectively, in conjunction with the Company’s annual salary planning process. In October 2018, base salaries for Dr. Miller and Mr. Maheshwari were increased by 15% and 8.7%, respectively, in connection with their promotions.

(2)	Mr. Peeler’s base salary had not been increased since April 2011. In October 2018, in conjunction with his transition to Executive Chairman, Mr. Peeler’s base salary was reduced by $200,000.
(3)	In April 2018, Mr. Kiernan’s base salary was increased by 3.3% in conjunction with the Company’s annual salary planning process.

(ii)  Cash Bonus Plan

The Company provides the opportunity for cash bonuses under its annual bonus plan to attract executives and reward them for performance consistent with the belief that a significant portion of the compensation of its executives should be performance-based.  As a result, individuals are compensated based on the achievement of specific financial and individual performance goals intended to correlate closely with stockholder value. The Company believes that the opportunity to earn cash bonuses motivates executives to meet Company performance objectives that, in turn, are linked to the creation of stockholder value.  The Company utilizes profitability, as measured by adjusted operating income, as the financial element of its bonus plan.  Executives must generally be employed at the time awards are paid to be eligible to receive a bonus for that period.

On February 6, 2018, the Committee approved the 2018 Management Bonus Plan (the “2018 Plan”) and the specific metrics thereof.  The 2018 Plan is based on the financial performance of the Company as measured by adjusted operating income (“Operating Income”).  We define Operating Income as earnings before the cost of bonuses, interest, taxes and amortization, adjusted to exclude share-based compensation expense, one-time charges relating to restructuring initiatives, non-cash asset impairments, certain other non-operating gains and losses, and acquisition-related items such as one-time transaction costs and the stepped-up cost of goods sold associated with the purchase accounting of acquired inventory.

The Committee elected to use Operating Income as the financial metric for the 2018 Plan because it closely aligns operating performance to earnings per share, a key driver of shareholder value.  If 2018 Operating Income exceeds $15 million (the threshold performance level), a bonus pool would be funded with a fixed percentage of Operating Income.  The bonus pool would not be funded and bonus awards would not be earned if Operating Income results are less than the threshold performance level.  Awards to participants would be made from this fixed pool in accordance with their target bonus amounts.  25% of a participant’s target bonus, after adjustment for Operating Income results, would be adjusted based on individual performance.  Awards for individual performance would be paid from this fixed pool, ranging from zero to 150%.

The total bonus award for an individual is capped at 200% of target bonus.

During the third quarter of 2018, management recommended to the Committee that the 2018 Plan be cancelled based on the financial outlook for the year. Based on this recommendation and notwithstanding that the Plan’s primary financial metric, Operating Income, was expected to exceed the threshold performance level ($15 million), the Committee agreed with management and the 2018 Plan was cancelled.

Had this negative discretion not been applied, bonus awards of approximately 37% of target would have been earned. To the extent calculated, below are components of the bonuses that were foregone:

Name	Target Bonus	Financial Performance Adjusted Target (37.2% of Target)	Individual Performance Award % / $[2]	Final Bonus Award
W. Miller[1]	$533,125	$198,323	n/a	$0
J. Peeler[1]	$728,750	$271,095	n/a	$0
S. Maheshwari[1]	$388,500	$144,522	n/a	$0
J. Kiernan	$155,000	$57,660	n/a	$0

(1)	Target bonus amounts are prorated to reflect October 2018 salary and target bonus changes.
(2)	In light of the cancellation of the 2018 Plan, the individual performance target and award amounts were not calculated.

On February 6, 2019, the Committee approved the 2019 Management Bonus Plan (the “2019 Plan”).  Under the 2019 Plan, bonuses will be based on the financial performance of the Company as measured by Operating Income.  If 2019 Operating Income exceeds $15.0 million, the threshold financial performance, a bonus pool will be funded with a predetermined fixed percentage of Operating Income.  The bonus pool will not be funded and bonus awards will not be earned if Operating Income is less than $15.0 million.  Awards to participants will be made from this fixed pool in accordance with their target bonus amounts.  25% of a participant’s target bonus, adjusted for Operating Income results, will be modified based on individual performance.  Awards for individual performance will be paid from this fixed pool and may range from zero to 150%.

Under the 2019 Plan, target bonus awards will only be earned when Operating Income significantly exceeds the 2019 business plan.  The total bonus award for an individual will be capped at 200% of target bonus.

Target bonuses for each of the NEOs, expressed as a percent of base salary are as follows:

Name	January 2018	October 2018	January 2019
W. Miller[1]	100%	110%	110%
J. Peeler[2]	115%	100%	100%
S. Maheshwari[1]	80%	90%	90%
J. Kiernan	50%	50%	50%

(1)	In October 2018, the target bonuses for Dr. Miller and Mr. Maheshwari were increased in conjunction with their promotions.
(2)	Mr. Peeler’s target bonus was reduced in October 2018 in conjunction with his transition to Executive Chairman.

(iii)  Equity-Based Compensation

The Company believes that a substantial portion of an executive’s compensation should be awarded in equity since equity-based compensation is directly linked to stockholder interests.  Equity awards vest over time, subject to being earned in the case of performance-based awards and to the recipient’s continued employment, therefore acting as both a significant performance and retention incentive. Equity awards also help create stock ownership among the Company’s executives.  The Committee believes that the majority of long-term incentives for higher-level executives including the NEOs should take the form of performance-based equity compensation and is committed to this principle.

The Company granted equity-based awards to the NEOs and certain other key employees in 2018 to create a clear and meaningful alignment between compensation and stockholder return.  These awards included restricted stock and performance-based restricted stock units.

The Company considered several factors in the design of the 2018 equity award process.  Long-term incentive compensation guidelines, denominated as a dollar value and based on the market data (as discussed above), were developed for each of the NEOs and the other executives.  Stock awards were valued at fair market value and not adjusted to reflect the impact of vesting or accounting valuation.

The actual value of stock awards granted to each individual was based on several factors including, but not limited to: (i) the Company’s guidelines (as described above), (ii) the individual’s level of responsibility, (iii) past performance and ability to affect future Company performance, (iv) noteworthy achievements and (v) a fixed budget for awards.  The CEO used these factors to arrive at a recommendation for each of the NEOs.  This recommendation was divided into performance- and time-based awards, such that a majority of the award was designated as performance-based. The CEO then discussed the rationale for his recommendations with the Committee.  The CEO presented the final recommendations to the Committee for approval.

2018 Annual Awards

On March 14, 2018, the Committee determined that the appropriate values of annual equity awards for Dr. Miller and Mr. Maheshwari were $1,100,000 and $750,000, respectively.  At that time, however, the Committee decided to grant equity awards to Dr. Miller and Mr. Maheshwari valued at approximately $880,000 and $600,000, respectively.  The Committee agreed to consider granting the balance of the equity awards at the end of the year subject to a review of Company performance (including total shareholder return and other financial metrics) and individual performance.  The March 2018 awards were split into performance- and time-based restricted stock with a ratio of approximately 51% to 49%, respectively; see discussion regarding “Performance-based Restricted Stock Unit Awards” below.  The Committee also approved an equity award package to Mr. Kiernan in the amount of approximately $200,000, with a performance-based to time-based ratio of 51% to 49%.

In December 2018, based on a review of Company performance and at Mr. Peeler’s recommendation, the Committee elected to forego granting any portion of the balance of the equity awards previously approved for, but not granted to, Dr. Miller and Mr. Maheshwari in March 2018.  As a result, Dr. Miller and Mr. Maheshwari were awarded equity compensation in the amounts of approximately $880,000 and $600,000, respectively, and forwent the remaining $230,000 and $150,000 of their annual equity awards, respectively.

The Committee determined Mr. Peeler’s 2018 equity award in conjunction with an analysis of his total compensation package, a review of market data and his performance during 2018 and a review of the stockholder advisor quantitative pay-for-performance methodology.  The Committee reviewed a tally sheet setting forth the components of compensation for Mr. Peeler, including base salary, annual incentive bonus, prior stock option and restricted stock grants, potential stock option and restricted stock gains, and the dollar value to Mr. Peeler and cost to the Company of all perquisites and other personal benefits.  Based on its review, the Committee concluded that Mr. Peeler’s compensation, in the aggregate, is reasonable and appropriate in light of our desire to retain him, the stated objectives of the Company’s compensation programs and the Company’s financial and operating performance. The Committee approved an equity award to Mr. Peeler valued at approximately $1,685,800, and granted equity valued at approximately $1,000,000, which was split into performance- and time-based restricted stock with a ratio of 51% to 49%, respectively (see discussion regarding “Performance-based Restricted Stock Unit Awards” below).  The Committee agreed to consider granting the balance of the award, approximately $685,800, at the end of the year, subject to a review of Company performance (including total shareholder return and other financial metrics) and individual performance.

In December 2018, based on a review of Company performance and at Mr. Peeler’s recommendation, the Committee elected to forego granting any portion of the balance of the equity award approved for, but not previously granted to, Mr. Peeler.  As a result, Mr. Peeler’s 2018 equity-based compensation was approximately $1,000,000, and he forwent the remaining $685,800 in awards.

Mr. Peeler’s performance-based and time-based restricted stock awards carry the same terms as awards granted to the other NEOs, as described below.

During 2018, the Committee granted equity awards to the NEOs specifically as follows:

		Performance-based Restricted Stock			Time-based Restricted Stock
Name	Date of Grant	Amount	Fair Market Value Per Share	Total Value ($)	Amount	Fair Market Value Per Share	Total Value ($)
W. Miller	03/14/2018	22,724	$19.75	$448,799	21,832	$19.75	$431,182
	10/01/2018	195,121	$10.25	$1,999,990[1]	48,780	$10.25	$499,995
J. Peeler	03/14/2018	25,822	$19.75	$509,984	24,810	$19.75	$489,997
S. Maheshwari	03/14/2018	15,493	$19.75	$305,986	14,886	$19.75	$293,999
	10/01/2018	73,170	$10.25	$749,992[1]	24,390	$10.25	$249,997
J. Kiernan	03/14/2018	5,164	$19.75	$101,989	4,962	$19.75	$97,999

(1)

Reflects the grant date fair market value of the target number of shares subject to the award and not the grant date fair value as determined under generally accepted accounting principles, which is reflected in the Summary Compensation Table.

Performance-based Restricted Stock Unit Awards

A majority of the annual long-term incentive awards granted in 2018 may be earned subject to the achievement of designated performance criteria.  If the applicable performance criteria are not achieved within the designated time, the PRSU awards granted to the NEOs will be completely forfeited.

March 2018 PRSU Award Terms

One-half of the PRSUs may be earned based on three-year cumulative revenue (the “Revenue Units”) and one-half of the PRSUs may be earned based on three-year cumulative adjusted EBITDA (the “EBITDA Units”), expressed as a percentage of cumulative revenue for the same period, each based on a target performance period of three years. We use cumulative targets because they encourage our executives to focus on longer-term targets that will serve to benefit shareholders over a period of years, rather than simply focusing on a series of shorter-term results. Up to an additional 50% of Revenue Units and EBITDA Units may be earned as a result of exceeding the respective targets. We define adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, adjusted to exclude share-based compensation expense, one-time charges relating to restructuring initiatives, non-cash asset impairments, certain other non-operating gains and losses, and acquisition-related items such as one-time transaction costs and the stepped-up cost of goods sold associated with the purchase accounting of acquired inventory.

The Revenue Units will be earned if the cumulative revenue targets established at the beginning of the performance period are met as shown below. The performance period will span the three-year period from the second quarter of 2018 through the first quarter of 2021. Any Revenue Units that are not earned will be forfeited.

Performance Range	Percentage of Revenue Units Earned(1)
Maximum	150%
Target	100%
Threshold	25%
Below Threshold	0%

(1)	With linear interpolation between cumulative revenue targets to apply.

The number of EBITDA Units earned will be determined pursuant to the following schedule based on adjusted EBITDA as a percent of cumulative revenue for the performance period from the second quarter of 2018 through the first quarter of 2021. Any EBITDA Units that are not earned will be forfeited.

Adjusted EBITDA	Percentage of EBITDA Units Earned(1)
15% or more	150%
14%	140%
13%	130%
12%	120%
11%	110%
10%	100%
9%	90%
8%	80%
7%	70%
6%	60%
5%	50%
<5%	0%

(1)	With linear interpolation between Adjusted EBITDA percentages to apply.

Performance against the cumulative revenue target and the cumulative adjusted EBITDA target will be assessed upon the filing of the Form 10‑Q for the first quarter of 2021, three years after the grant date. The EBITDA and Revenue Units earned will be determined at that time with awards ranging from 0% to 150%.

October 2018 Promotion Awards

In October 2018, the Company granted Dr. Miller an equity award in connection with his promotion to CEO. The equity award consisted of an approximately $2,000,000 PRSU grant which was subject to the Company’s 3‑year TSR versus the 3‑year TSR of the Russell 2000 Index (“Miller TSR Award”) (as further described below), and an approximately $500,000 award which was granted as time-based restricted stock subject to vesting over a four-year period (25% per year) (“Miller Time-Based Award”). The Miller TSR Award and the Miller Time-Based Award were comprised of 195,121 PRSUs and 48,780 restricted stock shares, respectively.  A portion of the Miller TSR award (88,457 units) was granted subject to approval by the Company’s stockholders of a proposal to increase the annual individual award limit from 200,000 to 500,000 shares.

In October 2018, Mr. Maheshwari received an equity award in connection with his assumption of the additional role of COO. The equity award consisted of an approximately $750,000 award which was subject to the Company’s 3‑year TSR vs. the 3‑year TSR of the Russell 2000 Index (“Maheshwari TSR Award”) (as further described below), and an approximately $250,000 award which was granted as time-based restricted stock subject to vesting over a four-year period (25% per year) (“Maheshwari Time-Based Award”). The Maheshwari TSR Award and the Maheshwari Time-Based Award consisted of 73,170 PRSUs and 24,390 restricted stock shares, respectively.

The Committee determined the awards to Dr. Miller and Mr. Maheshwari described above pursuant to an analysis of their total compensation and a review of market data.  The Committee reviewed the components of compensation, including base salary, annual incentive bonus, equity award, prior stock option and restricted stock grants, and the dollar value to each executive and cost to the Company of all perquisites and other personal benefits.  Based on its review, the Committee concluded that the awards to Dr. Miller and Mr. Maheshwari were reasonable and appropriate in light of our desire to motivate and retain them, the stated objectives of the Company’s compensation programs and the Company’s financial and operating performance.

The Miller TSR Award and Maheshwari TSR Award may be earned and become vested in accordance with the table below based on the Company’s performance during the period of October 1, 2018 through September 30, 2021. Any units that are not earned will be forfeited.

Performance Range	Percentile Rank of Russell 2000 Index	Percentage of Units Earned(1)
Maximum	75th Percentile	200%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	Less than 25th Percentile	0%

(1)	With linear interpolation between Percentile Ranks to apply.

2019 Annual Awards

The 2019 Awards to our NEOs (other than Mr. Peeler, as addressed above) will be comprised of PRSUs (60%) and time-based restricted stock (40%). The PRSU portion of the 2019 Awards will be earned in accordance with the table below based on the Company’s 3‑year TSR versus the 3‑year TSR of the Russell 2000 Index. Any units that are not earned will be forfeited.

Performance Range	Percentile Rank of Russell 2000 Index	Percentage of Units Earned(1)
Maximum	75th Percentile	200%
Target	50th Percentile	100%
Threshold	25th Percentile	50%
Below Threshold	Less than 25th Percentile	0%

(1)	With linear interpolation between Percentile Ranks to apply.

The terms of 2019 PRSU awards shall include: (1) a negative TSR cap that limits awards to 100% if the Company’s TSR is negative, notwithstanding that the Company may be above the 50th percentile of the comparison group, and (2) a maximum award cap that limits the overall dollar value of the earned award to six times the grant value, based on the compound effects of the award payout and the then current stock price.  The portion of the 2019 Awards that are time-based restricted stock are subject to vesting over a four-year period.

Pursuant to the terms of Dr. Miller’s, Mr. Peeler’s and Mr. Maheshwari’s  August 2018 letter agreements, they are entitled to 2019 equity awards having a grant date fair value of $1,500,000, $1,250,000 and $850,000, respectively.

Ordinarily, the number of shares comprising the 2019 equity awards would be determined based on the stock price at the time of grant in 2019.   However, to ensure that our NEOs do not benefit from the decline in our stock price, the Committee proposed that the number of shares awarded to the NEOs for 2019 be determined on the basis of the higher of the stock price at the grant date and $15.00 per share.  This application of negative discretion has the effect of reducing the value of 2019 equity awards to our NEOs.

Earned PRSU Awards

On June 12, 2014, the Committee granted PRSUs to the NEOs and other executives that could be earned based on the length of time required to achieve cumulative revenue and EBITDA targets (the “Performance Targets”), each applicable to one half of the award. Under the terms of the grant, 100% of the PRSUs would be earned if the Performance Targets were achieved within three years of the grant date.  The number of PRSUs earned would be reduced if the Performance Target is achieved later than three years after the grant date and fully forfeited if the Performance Targets are not achieved within four and one-half years from the grant date.

In February 2019, the Committee determined that the cumulative EBITDA target ($135,929,000) was achieved during the third quarter of 2018, four and one-quarter years after the grant date. The number of units earned was reduced by 42% in accordance with the terms of the grant. One-half of the earned units became vested upon such determination; the remaining half shall vest, subject to the executive’s continued service, one year later.

(iv) Benefits and Perquisites

The Company provides the benefits and perquisites to its executive officers that it believes are required to remain competitive, with the goal of promoting enhanced employee productivity and loyalty to the Company.  The Committee periodically reviews the levels of benefits and perquisites provided to executive officers.  The NEOs participate in the Company’s 401(k) savings plan and other benefit plans on the same basis as other similarly-situated employees.  The Company provides a 401(k) savings plan under which it provides matching contributions of fifty cents for every dollar an eligible employee contributes, up to 6% of such employee’s eligible compensation, up to a maximum of $8,250.  The plan calls for vesting of Company contributions over the initial five years of a participant’s employment with the Company.  The Company also provides group term life insurance for its employees, including the NEOs.  The amounts of the Company’s 401(k) matching contributions and group term life insurance premiums for the NEOs are included under the caption “All Other Compensation” in the Summary Compensation Table below.  The Company also provides a car allowance for each of the NEOs.  Such amounts are also included under the caption “All Other Compensation” in the Summary Compensation Table.  The Company does not maintain other perquisite programs, such as post-retirement health and welfare benefits or defined or supplemental pension benefits, for its employees.

In addition, prior to his transition to Executive Chairman, the Company reimbursed Mr. Peeler for his reasonable housing expenses in the Plainview, New York area, and his transportation expenses to/from the Plainview area from/to his home in Maryland (provided that such amounts shall not exceed $75,000 per year). Following Mr. Peeler’s transition to Executive Chairman, he no longer received reimbursement for these items after October 1, 2018. For 2018, the actual expenses associated with Mr. Peeler’s housing and transportation allowance were approximately $27,651 (37% of the maximum).  No tax gross-up was provided to Mr. Peeler in connection with this reimbursement.

In 2009, the Company adopted the Senior Executive Change in Control Policy.  This policy was designed to provide specified executives, including Dr. Miller and Messrs. Maheshwari and Kiernan, with severance benefits if their employment is terminated under qualifying circumstances related to a change in control. Mr. Peeler is not covered by the Senior Executive Change in Control Policy (see “Potential Payments Upon Termination or Change in Control” below for an explanation of benefits payable to Mr. Peeler in connection with his termination, including in connection with a change in control).  The Committee recognizes that, as is the case for most publicly held companies, the possibility of a change in control exists, and the Company wishes to ensure that the NEOs are not disincentivized from discharging their duties with respect to a proposed or actual transaction involving a change in control. Accordingly, through the adoption of the Senior Executive Change in Control Policy, the Company has provided additional inducement for such NEOs to remain in the employ of the Company in the event of a proposed change in control.

Summary of Executive Compensation

The Committee acknowledges that the Company’s financial performance has lagged in certain respects, as reflected in the Company’s lower stock price and reduced stockholder value. The use of performance-based compensation has had the intended effect of reducing compensation for our executives, subjecting them to the same diminished value felt by our stockholders.

Nevertheless, the success of our Company hinges upon our ability to effectively compete for talent. Given the environment in which we operate, the Committee believes that our compensation practices are balanced and competitive and have enabled Veeco to attract and retain the executive talent needed for the successful operation of the Company. The Committee further believes that the total compensation for our NEOs is fair and reasonable and is consistent with the Company’s executive compensation philosophies.

Say-on-Pay

Our Board, the Committee and our management value the opinions of our stockholders. We have determined that our stockholders should vote, and do in fact vote, on a say-on-pay proposal on executive officer compensation each year. At the 2016, 2017, and 2018 annual meetings of stockholders, approximately 86%, 76%, and 84% respectively, of votes were cast in favor of our say-on-pay proposal.

Compensation Recoupment Policy

In January 2014, the Company adopted a Compensation Recoupment Policy (the “Clawback Policy”) for certain employees, including the NEOs. Under the Clawback Policy, in the event of a financial restatement due to fraud or intentional illegal conduct as determined by the independent members of the Board, a culpable executive officer may be required to reimburse the Company for performance-based cash compensation if the amount of such compensation would have been lower had it been calculated based on such restated financial statements.  In February 2019, the Company revised the Clawback Policy to, among other things, also apply to stock-based awards.

Stock Ownership Guidelines: NEO’s and Other Key Employees

In January 2014, the Company established stock ownership guidelines for certain employees, including the NEOs.  Under these guidelines, as amended, each covered individual has five years to reach the minimum levels of stock ownership identified by the Stock Ownership Guidelines.

•	Veeco’s CEO is required to hold Veeco stock with a value equal to at least six times his base salary (this amount was increased by the Company in March 2019 from four times his base salary);
•	Executive Vice Presidents are required to hold Veeco stock with a value equal to at least two times their base salaries; and
•	Other covered executive officers are required to hold Veeco stock with a value equal to at least their base salaries.

Under the guidelines, covered employees are required to hold 50% of the net after tax shares realized upon vesting or exercise until the stock ownership guidelines are met.  Participants must maintain compliance once the guidelines have been met, except for the effect of a decrease in stock price in which case they will be required to retain at least 50% of shares acquired upon vesting or exercise until the stock ownership guidelines are again achieved.  All of the covered individuals were either in compliance with our Stock Ownership Guidelines or have a period of time remaining to meet the required ownership level.

Anti-Hedging/Anti-Pledging Policy

The Company has adopted an insider trading policy which incorporates anti-hedging and anti-pledging provisions. Consequently, no employee, executive officer or director may enter into a hedge or pledge of the Company’s common stock.

Financial and Tax Considerations

In designing our compensation programs, the Committee considers the financial impact and tax effects that each element of compensation will or may have on the Company and the executives.

Prior to December 22, 2017, when the Tax Cuts and Jobs Act of 2017 (“TCJA”) was signed into law, Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally limited Veeco’s tax deduction to $1 million per year for compensation paid to certain executive officers, unless the compensation qualified as “performance-based” under Section 162(m).

Under the TCJA, the “performance-based” exception under Section 162(m) was repealed and the $1 million deduction limit generally applies to anyone serving as our CEO or our CFO at any time during a taxable year and our top three other highest compensated executive officers serving at fiscal year-end, as well as to anyone who becomes subject to Section 162(m) in any tax year after 2016, whether or not still serving as an executive officer.  These changes generally apply to taxable years beginning after December 31, 2017, but generally do not apply to remuneration provided pursuant to a written binding contract in effect on November 2, 2017, that is not modified in any material respect after that date.

The Committee will continue to monitor developments under Section 162(m), including the impact from the TJCA, but presently intends to retain flexibility to take actions which it deems to be in the best interest of Veeco and its stockholders, even if these actions may result in Veeco paying certain items of compensation that may not be fully deductible.

Conclusion

Attracting and retaining talented and motivated management and key employees is essential to creating long-term stockholder value.  Offering a competitive, performance-based compensation program with a substantial equity component helps to achieve this objective by aligning the interests of the executive officers and other key employees with those of our stockholders.  We believe that Veeco’s 2018 compensation program met these objectives and that the Company’s 2019 compensation program is appropriate in light of the challenges facing the Company and its employees.

Compensation Committee Report

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis for 2018.  Based on the review and the discussions, the Committee recommended to the Board of Directors (and the Board approved), that the Compensation Discussion and Analysis be included in Veeco’s proxy statement for its 2019 Annual Meeting of Stockholders.

This report is submitted by the Committee.

Richard A. D’Amore

Gordon Hunter (Chairman)

Thomas St. Dennis

Summary Compensation Table

The following table sets forth a summary of annual and long-term compensation awarded to, earned by, or paid for the fiscal year ended December 31, 2018 to (a) the two individuals who served as principal executive officer of Veeco during the year,  (b) the principal financial officer of Veeco, and (c) the next most highly compensated executive officers (as defined in Rule 3b‑7 under the Exchange Act) of Veeco serving at the end of the year, of which there was one as of December 31, 2018 (the “NEOs”).

						Non-
						Equity
						Incentive	All
				Stock	Option	Plan	Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Compensation
Position	Year	($)	($)	($) (1)	($)	($) (2)	($) (3)	Total ($)
William J. Miller, Ph.D.	2018	508,865	—	3,041,801	—	—	17,892	3,568,558
CEO	2017	470,231	—	850,294	—	407,048	17,310	1,744,883
	2016	459,039	—	1,401,980	—	115,000	17,160	1,993,179
John R. Peeler	2018	657,692	—	999,982	—	—	53,311	1,710,985
Executive Chairman	2017	700,000	—	985,376	—	645,208	72,298	2,402,882
and former CEO	2016	700,000	—	1,962,487	—	—	81,364	2,743,851
Shubham Maheshwari	2018	463,885	—	1,989,971	—	—	17,460	2,471,316
EVP, CFO and COO	2017	439,500	—	600,464	—	304,341	17,310	1,361,615
	2016	427,308	—	999,719	—	94,600	17,160	1,538,787
John P. Kiernan	2018	307,308	—	199,989	—	—	19,072	526,369
SVP, Finance, CAO	2017	300,000	—	200,445	—	133,965	18,922	653,332
and Treasurer	2016	300,000	—	284,423	—	41,250	17,592	643,265

(1)

Reflects awards of restricted stock with time-based vesting and performance-based restricted stock units (“PRSUs”), which for 2018 included certain PRSUs awarded to Dr. Miller and to Mr. Maheshwari with vesting based on three-year total shareholder return.  In accordance with SEC rules, the amounts shown above reflect the grant date fair value of the stock awards computed in accordance with ASC Topic 718 which, in the case of the 2018 PRSUs with vesting based on three-year total shareholder return, was determined using the Monte Carlo simulation method.  Assumptions used in the calculation of these amounts are included in Note 15 to our audited financial statements for the fiscal year ended December 31, 2018.  For 2018, the amounts reflected for Dr. Miller do not include a target award of 88,457 PRSUs, since that award was approved by the Compensation Committee subject to approval of an increase in the Company’s 2010 Stock Incentive Plan’s  individual annual grant limit at the 2019 Annual Meeting of Stockholders. The grant date fair value of this contingent award will not be determinable until the contingency has been satisfied. For 2018, the amounts shown in the table above relate to the following stock awards:

Restricted Stock Awards
	Grant Date		Number of
Grant Date	Fair Value	Name	Shares(a)
03/14/2018(b)	$19.75	W. Miller	44,556
03/14/2018		J. Peeler	50,632
03/14/2018		S. Maheshwari	30,379
03/14/2018		J. Kiernan	10,126
10/01/2018(c)	$10.25	W. Miller	48,780
10/01/2018		S. Maheshwari	24,390
10/01/2018(d)	$15.58	W. Miller	106,664
10/01/2018		S. Maheshwari	73,170

(a)	Includes both restricted stock with time-based vesting and PRSUs, as described below.
(b)

Certain of the awards granted on March 14, 2018 to Dr. Miller and to Messrs. Peeler, Maheshwari and Kiernan are subject to the achievement of designated performance criteria. These PRSU awards are in the following amounts: for Dr. Miller, 22,724 shares; for Mr. Peeler, 25,822 shares; for Mr. Maheshwari, 15,493 shares; and for Mr. Kiernan, 5,164 shares.

(c)

Reflects time-based restricted stock awards made in connection with Dr. Miller’s promotion to CEO, and Mr. Maheshwari’s assumption of the additional role of COO, which will vest one quarter per year on each of the first, second, third and fourth anniversaries of the grant date.

(d)

Reflects PRSU awards made in connection with Dr. Miller’s promotion to CEO, and Mr. Maheshwari’s assumption of the additional role of COO, which are subject to the achievement of designated performance criteria.  These awards are valued based upon the Monte Carlo simulation method.  For Dr. Miller, the amounts do not include a target award of 88,457 PRSUs, since that award was approved by the Compensation Committee subject to approval of an increase in the Company’s 2010 Stock Incentive Plan’s  individual annual grant limit at the 2019 Annual Meeting of Stockholders.

(2)

Reflects cash bonuses earned under the Company’s Management Bonus Plan. Bonuses listed for a particular year represent amounts earned with respect to such year even though all or part of such amounts may have been paid during the following year. As discussed in the Compensation Discussion and Analysis section above, the Compensation Committee determined in 2018 that no 2018 bonuses would be earned.

(3)

As detailed in the table below, all Other Compensation for 2018 consists of car allowances, 401(k) matching contributions, premiums for group term life insurance, and relocation\housing allowances (for which tax gross ups are not provided).

			Premium
		401(k)	for Group	Relocation	Total
	Car	Matching	Term Life	\ Housing	Other
	Allowance	Contribution	Insurance	Allowance	Compensation
Name	($)	($)	($)	($)	($)
W. Miller	8,400	8,250	1,242		17,892
J. Peeler	13,846	8,250	3,564	27,651(a)	53,311
S. Maheshwari	8,400	8,250	810		17,460
J. Kiernan	8,400	8,250	2,322		19,072(b)

(a)	For Mr. Peeler, the Relocation\Housing Allowance includes amounts paid for housing, commuting and utilities.
(b)	For Mr. Kiernan, the amount includes a $100 Wellness Incentive payment made under the Company’s health benefit plans.

Grants of Plan-Based Awards

The following table sets forth certain information concerning grants to each NEO during 2018 of shares of restricted stock and restricted stock units made under the Company’s 2010 Stock Incentive Plan (as amended, the “2010 Plan”). In 2018, no stock options were awarded to the NEOs. The restricted stock and restricted stock unit awards made to the NEOs in 2018 are also included in the Stock Awards column of the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock	All Other			Grant
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Units (#) (3)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Market Price on Date of Grant ($/Sh)	Date Fair Value of Stock and Option Awards ($)
W. Miller	02/06/2018	117,288	533,125	1,066,250
	03/14/2018				8,522	22,724	34,086	21,832				879,981
	10/01/2018				53,332	106,664	213,328	48,780				2,161,820
J. Peeler	02/06/2018	160,325	728,750	1,457,500
	03/14/2018				9,684	25,822	38,733	24,810				999,982
S. Maheshwari	02/06/2018	85,470	388,500	777,000
	03/14/2018				5,810	15,493	23,240	14,886				599,985
	10/01/2018				36,585	73,170	146,340	24,390				1,389,986
J. Kiernan	02/06/2018	34,100	155,000	310,000
	03/14/2018				1,937	5,164	7,746	4,962				199,989

(1)

Reflects the annual cash incentive opportunities approved by the Compensation Committee in the first quarter of 2018. As further discussed in the Compensation Discussion and Analysis above, at the recommendation of Company management, the Compensation Committee exercised its discretion in the third quarter of 2018 to cancel the incentive opportunities and no annual incentives were earned in 2018.

(2)

The equity incentive plan awards consist of PRSUs granted March 14, 2018, with vesting based one-half on cumulative revenue and one-half on EBITDA (the “Annual Awards”), and PRSUs granted to Dr. Miller and Mr. Maheshwari on October 1, 2018, with vesting based on total shareholder return (the “TSR Awards”).  Each of the awards has a three-year performance period.  If threshold performance is achieved (i) the portion of the Annual Awards based on revenue is earned at 25% of target and the portion based on EBITDA is earned at 50% of target and (ii) the TSR Awards are earned at 50% of target.  If maximum performance is achieved, the Annual Awards are earned at 150% of target and the TSR Awards are earned at 200% of target. Performance outcomes will be determined following the conclusion of the respective performance period. Each of the awards is subject to 100% forfeiture if threshold performance is not achieved. The TSR Award reflected in the table for Dr. Miller does not include a target award of 88,457 PRSUs, since that award was approved by the Compensation Committee subject to stockholders’ approval of an increase in the 2010 Plan’s  individual annual grant limit at the 2019 Annual Meeting of Stockholders.

(3)	Reflects time-based restricted stock awards that vest over four years.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information as of December 31, 2018 concerning unexercised options and stock awards that had been granted but had not yet vested as of such date for each of the NEOs.  The value of stock awards shown below is based upon the fair market value of the Company’s common stock on December 31, 2018, which was $7.41 per share.

	Option Awards				Stock Awards
								Equity
							Equity	Incentive
							Incentive	Plan Awards:
							Plan Awards:	Market or
						Market	Number of	Payout Value
					Number of	Value of	Unearned	of Unearned
	Number of	Number of			Shares or	Shares or	Shares, Units	Shares, Units
	Securities	Securities			Units of	Units of	or Other	or Other
	Underlying	Underlying			Stock That	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Option		Have Not	Have Not	Have Not	Have Not
	Options (#)	Options (#)	Exercise	Option	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	Price ($)	Expiration Date	(#) (1)	($)	(#) (1)	($)
W. Miller	41,000		34.13	06/10/2020	110,034	815,352	188,722	1,398,430
	12,900		51.70	06/08/2021
	35,000		33.00	05/24/2022
	16,000		30.47	12/12/2023
	12,410		32.67	06/11/2021
J. Peeler	84,400		34.13	06/10/2020	63,396	469,764	125,414	929,318
	31,700		51.70	06/08/2021
	80,000		33.00	05/24/2022
	60,330		30.47	12/12/2023
	26,180		32.67	06/11/2021
S. Maheshwari	54,000		33.32	06/01/2024	62,006	459,464	134,707	998,179
J. Kiernan	11,734		34.13	06/10/2020	11,698	86,682	20,709	153,454
	7,000		51.70	06/08/2021
	18,500		33.00	05/24/2022
	8,000		30.47	12/12/2023
	4,620		32.67	06/11/2021

(1)

Reflects awards of restricted stock with time-based vesting and PRSUs which were not vested as of December 31, 2018.  These awards are scheduled to vest as follows  (PRSU amounts  assume target achievement):

(a)

Awards made on June 12, 2014 to Dr. Miller and to Messrs. Peeler and Kiernan included PRSU awards which were made subject to the achievement of designated performance criteria.  As of December 31, 2018, certain of the PRSU awards  remained unvested (and subject to the achievement of designated performance criteria), specifically in the following amounts:  for Dr. Miller, 5,755 shares; for Mr. Peeler, 12,149 shares; and for Mr. Kiernan, 2,145 shares.  In February 2019 it was determined that certain of the performance criteria for these awards had been achieved, resulting in a portion of the awards vesting and the remaining portion of the awards being forfeited at that time.

(b)

Awards made on June 12, 2015 to all NEOs included restricted stock awards that are scheduled to vest one third per year on each of the second, third and fourth anniversaries of the grant date, specifically as follows:  for Dr. Miller, 12,350 shares; for Mr. Peeler, 15,640 shares; for Mr. Maheshwari, 11,550 shares; and for Mr. Kiernan, 3,270 shares.  The remaining shares were granted in the form of PRSU awards.  As of December 31, 2018, the unvested PRSU award amounts were as follows: for Dr. Miller, 12,850 shares; for Mr. Peeler, 26,620 shares; for Mr. Maheshwari, 12,020 shares; and for Mr. Kiernan, 3,400 shares.

(c)	A restricted stock award made to Dr. Miller on January 4, 2016 fully vested on January 4, 2019, the third anniversary of the grant date.
(d)

Awards made on June 14, 2016 to all NEOs included restricted stock awards that are scheduled to vest one quarter per year on each of the first, second, third and fourth anniversaries of the grant date, specifically as follows:  for Dr. Miller, 21,420 shares; for Mr. Peeler, 35,930 shares; for Mr. Maheshwari, 20,040 shares; and for Mr. Kiernan, 6,220 shares.  The remaining shares were granted in the form of PRSU awards.  As of December 31, 2018, the unvested PRSU award amounts were as follows: for Dr. Miller, 22,300 shares; for Mr. Peeler, 37,400 shares; for Mr. Maheshwari, 20,860 shares; and for Mr. Kiernan, 6,480 shares.

(e)

Awards made on December 14, 2016 to Dr. Miller and to Messrs. Peeler and Maheshwari included restricted stock awards that are scheduled to vest one quarter per year on each of the first, second, third and fourth anniversaries of the grant date, specifically as follows:  for Dr. Miller, 3,362 shares; for Mr. Peeler, 5,883 shares; and for Mr. Maheshwari, 2,521 shares.  The remaining shares were granted in the form of PRSU awards.  As of December 31, 2018, the unvested PRSU award amounts were as follows: for Dr. Miller, 3,499 shares; for Mr. Peeler, 6,123 shares; and for Mr. Maheshwari, 2,624 shares.

(f)

Awards made on June 16, 2017 to all NEOs included restricted stock awards that are scheduled to vest one quarter per year on each of the first, second, third and fourth anniversaries of the grant date, specifically as follows:  for Dr. Miller, 14,340 shares; for Mr. Peeler, 16,620 shares; for Mr. Maheshwari, 10,130 shares; and for Mr. Kiernan, 3,380 shares.  The remaining shares were granted in the form of PRSU awards.  As of December 31, 2018, the unvested PRSU award amounts were as follows: for Dr. Miller, 14,930 shares; for Mr. Peeler, 17,300 shares; for Mr. Maheshwari, 10,540 shares; and for Mr. Kiernan, 3,520 shares.

(g)

Awards made on March 14, 2018 to all NEOs included restricted stock awards that are scheduled to vest in twenty percent (20%) increments at specified times over a four-year period following the grant date, specifically in the following amounts:  for Dr. Miller, 21,832 shares; for Mr. Peeler, 24,810 shares; for Mr. Maheshwari, 14,886 shares; and for Mr. Kiernan, 4,962 shares. The remaining shares were granted in the form of PRSU awards.  As of December 31, 2018, the unvested PRSU award amounts were as follows: for Dr. Miller, 22,724 shares; for Mr. Peeler, 25,822 shares; for Mr. Maheshwari, 15,493 shares; and for Mr. Kiernan, 5,164 shares.

(h)

Awards made on October 1, 2018 to Dr. Miller and to Mr. Maheshwari included restricted stock awards that are scheduled to vest one quarter per year on each of the first, second, third and fourth anniversaries of the grant date, specifically as follows:  for Dr. Miller, 48,780 shares, and for Mr. Maheshwari, 24,390 shares. The remaining shares were granted in the form of PRSU awards.  As of December 31, 2018, the unvested PRSU award amounts were as follows: for Dr. Miller, 106,664 shares; and for Mr. Maheshwari, 73,170 shares.  The unvested PRSU award amount for Dr. Miller does not include a target award of 88,457 PRSUs, since that award was approved by the Compensation Committee subject to approval of an increase in the Company’s 2010 Stock Incentive Plan’s  individual annual grant limit at the 2019 Annual Meeting of Stockholders.

In all cases, except as otherwise specified, vesting of stock options and restricted stock is subject to the recipient’s continued employment.  The grant dates for the awards shown above which were not vested as of December 31, 2018 are as follows:

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Grant Date	Number of Shares That Have Not Vested (#) (1)	Restricted Stock Grant Date
W. Miller				5,755	06/12/2014
				16,967	06/12/2015
				12,159	01/04/2016
				33,010	06/14/2016
				5,180	12/14/2016
				25,685	06/16/2017
				44,556	03/14/2018
				155,444	10/01/2018
J. Peeler				12,149	06/12/2014
				31,834	06/12/2015
				55,365	06/14/2016
				9,065	12/14/2016
				29,765	06/16/2017
				50,632	03/14/2018
S. Maheshwari				15,871	06/12/2015
				30,880	06/14/2016
				3,885	12/14/2016
				18,138	06/16/2017
				30,379	03/14/2018
				97,560	10/01/2018
J. Kiernan				2,145	06/12/2014
				4,491	06/12/2015
				9,590	06/14/2016
				6,055	06/16/2017
				10,126	03/14/2018

(1)	Includes awards of both restricted stock with time-based vesting and PRSUs.

Options Exercises and Stock Vested During 2018

The following table sets forth certain information concerning the exercise of stock options and the vesting of shares of restricted stock during the last fiscal year for each of the NEOs.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#) (1)	on Exercise ($)	Vesting (#) (1)	on Vesting ($)
W. Miller	—	—	16,584	286,534
J. Peeler	—	—	25,492	440,338
S. Maheshwari	—	—	21,023	363,695
J. Kiernan	—	—	4,489	80,105

(1)	Includes the following shares of stock surrendered to the Company and/or sold to satisfy tax withholding obligations due upon the exercise of options and/or the vesting of restricted stock:

Name	Number of Shares Withheld and/or Sold for Tax Withholding (#)
W. Miller	8,207
J. Peeler	12,510
S. Maheshwari	9,890
J. Kiernan	1,559

Equity Compensation Plan Information

The following table sets forth information regarding our common stock that may be issued under our equity compensation plans as of December 31, 2018.

	Number of		Number of securities
	securities to be		remaining available for
	issued upon	Weighted average	future issuance under
	exercise of	exercise price of	equity compensation
	outstanding	outstanding	plans (excluding
	options, warrants,	options, warrants,	securities reflected in
	and rights	and rights (1)	column (A)) (2)
	(A)	(B)	(C)
Equity compensation plans approved by security holders	2,077,218	$34.79	2,570,575
Equity compensation plans not approved by security holders	32,200	$37.70	—
Total	2,109,418		2,570,575

(1)	The calculation of the weighted average exercise price includes only stock options and does not include the outstanding restricted stock units which do not have an exercise price.
(2)

Information in this table and in the summary description below includes and factors a target award of 88,457 PRSUs made to Dr. Miller on October 1, 2018 in connection with his promotion to CEO, which award was approved by the Compensation Committee subject to approval of an increase in the 2010 Plan’s  individual annual grant limit at the 2019 Annual Meeting of Stockholders.

The Company maintains the 2010 Stock Incentive Plan (the “2010 Plan”) to provide for equity awards to employees, directors and consultants.  In the past, the Company had maintained certain other stock option plans, including plans not approved by the Company’s security holders.  No awards are available for future grant under such plans, although past awards under these plans may still be outstanding.  A brief description of the plans follows.

Plans Approved by Security Holders

The 2010 Plan was approved by the Board of Directors and by the Company’s stockholders in May 2010.  The 2010 Plan, as subsequently amended with Board and stockholder approval in 2016, provides for the issuance of up to 10,550,000 shares of common stock pursuant to stock options, restricted stock, restricted stock units, stock appreciation rights, and dividend equivalent rights (collectively, the "awards").  The Company is currently seeking stockholder approval to increase the number of authorized shares under the 2010 Plan by an additional 2,750,000 shares (see Proposal 2 below for a full description of the proposed changes to the 2010 Plan). As of December 31, 2018, 1,220,455 option shares, 1,354,991 restricted stock awards, 149,558 restricted stock units, and 707,205 performance share units were outstanding under the 2010 Plan.  The term of any award granted under the 2010 Plan shall be the term stated in the award agreement, provided, however, that the term of awards may not be longer than ten years (or five years in the case of an incentive stock option granted to any participant who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary of the Company), excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award and any deferral program the administrator of the 2010 Plan may establish in its discretion.

During 2016, the Company’s Board of Directors approved the 2016 Employee Stock Purchase Plan (the “ESPP Plan”). The Company is authorized to issue up to 750,000 shares under the 2016 ESPP Plan. The Company is currently seeking stockholder approval to increase the number of authorized shares under the ESPP Plan by an additional 750,000 shares (see Proposal 3 below). Under the ESPP Plan, substantially all employees in the U.S. may purchase the Company’s common stock through payroll deductions at a price equal to 85 percent of the lower of the fair market value of the Company’s common stock at the beginning or end of each six-month Offer Period, as defined in the ESPP Plan, and subject to certain limits. The ESPP Plan was approved by the Company’s shareholders. The Company issued 332,096 shares in 2018 under the ESPP Plan.

Plans Not Approved by Security Holders

In connection with the Company’s acquisition of Synos Technology, Inc. on October 1, 2013, the Board of Directors granted equity awards to 52 former Synos employees. The equity awards were granted under the Company’s 2013 Inducement Stock Incentive Plan (the “Inducement Plan”), which the Board of Directors adopted to facilitate the granting of equity awards as an inducement to these employees to commence employment with Veeco.  The Company issued 124,500 stock option shares and 87,000 RSUs under the Inducement Plan. Stock options under the Inducement Plan vest over a three-year period and have a 10‑year term, and RSUs under this plan vest over a two or four-year period. At December 31, 2013, the Inducement Plan was merged into the 2010 Plan and is considered an inactive plan with no further shares available for grant. At December 31, 2018, there were 2,000 option shares and no RSUs outstanding under the Inducement Plan.

In connection with the Company’s acquisition of Ultratech, Inc. in 2017, the Company assumed certain restricted stock units (the “Assumed RSUs”) available and outstanding under the Ultratech, Inc. 1993 Stock Option/Stock Issuance Plan, as amended (the “Ultratech Plan”). The Assumed RSUs remain subject to the terms set forth in the award agreement governing the award and the Ultratech Plan, except that (i) the Assumed RSUs relate to shares of Veeco common stock and (ii) the number of restricted stock units was adjusted pursuant to the Agreement and Plan of Merger dated February 2, 2017 to reflect the difference in the value of a share of Veeco common stock and a share of Ultratech common stock prior to the closing. The Assumed RSUs were converted into 338,144 restricted stock units of Veeco, and generally vest over 50 months. After the closing of the acquisition of Ultratech and notwithstanding any other provisions of the Ultratech Plan, no further grants will be made under the Ultratech Plan, and the Company is solely maintaining the Ultratech Plan with respect to the Assumed RSUs. At December 31, 2018, there were 30,200 RSUs outstanding under the Ultratech Plan.

Potential Payments Upon Termination or Change in Control

The Company has entered into an employment or letter agreement with each of the NEOs.  These agreements provide for the payment of severance and certain other benefits to the executive in the event: (i) the executive’s employment is terminated by Veeco without “cause”; (ii) the executive resigns for “good reason”; or (iii) in the case of Mr. Peeler, in the event of death or disability.  “Cause” is defined in the employment and letter agreements as specified serious misconduct, and “good reason” is defined as follows, as applicable for each of the NEOs:

“Good Reason” Includes
Name	A significant reduction in base salary (except for a reduction program affecting similarly situated employees)	A significant reduction in the total benefits available under incentives or other benefit plans (except for a reduction program affecting similarly situated employees)	A relocation of principal place of work by more than 50 miles	A diminution in position, title, responsibilities, authority or reporting responsibilities, or involuntarily ceasing to be a member of the Board
W. Miller	X	X	X	X
J. Peeler	X	X	X	X
S. Maheshwari	X	X	X
J. Kiernan	X

The nature and extent of the benefits payable in the event of qualifying termination vary from executive to executive and are described below.  Payment of these severance and other benefits is conditioned on the Company’s receipt of a general release of claims satisfactory to the Company. If the termination is for “cause” or by the executive without “good reason,” the severance obligations do not apply.  These agreements contain provisions intended to ensure that payments under the agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended.  Such provisions may have the effect of delaying or accelerating certain payments under the agreements.  The description of the employment agreements and letter agreements contained herein is a summary only.  Reference is made to the full text of these agreements which have been filed previously with the SEC.

Miller Agreement. In connection with his appointment as CEO,  the Company entered into a letter agreement with Dr. Miller dated August 29, 2018. Under the agreement, in the event of a specified termination as described above, Dr. Miller will be entitled to severance in an amount equal to 24 months of base salary and he will be entitled to a payment equal to his target bonus for the year of termination, pro-rated for the period of his service during such year. In addition, upon any such termination: (i) any outstanding equity shall vest immediately except for PRSU awards, which shall vest after first being earned; and (ii) Dr. Miller will have 24 months (or until the end of the original term of the options, if earlier) to exercise options to purchase Veeco common stock which are or become vested and are held by Dr. Miller at the time of such termination.  In addition, if Dr. Miller elects to continue healthcare coverage under COBRA, his contributions for a period of up to 18 months will be at the same Company-subsidized rates which Dr. Miller would have paid had his employment not been terminated.

Peeler Agreement.  Mr. Peeler has expressed his desire to retire from employment with the Company effective September 30, 2019 (the “Scheduled Employment Termination Date”).  On September 4, 2018, Mr. Peeler’s employment agreement with the Company dated July 1, 2007 was amended to address this planned resignation and the transition of Mr. Peeler’s role with the Company from Chairman and CEO to that of Executive Chairman, which occurred on October 1, 2018 (the “Transition Date”) (Mr. Peeler’s employment agreement had previously been revised by amendments dated June 12, 2008, December 31, 2008, June 11, 2010, April 25, 2012, July 24, 2013, June 12, 2014 and June 12, 2017). Under the amended employment agreement, Mr. Peeler is entitled to severance benefits as follows:

(i)  Termination prior to the Scheduled Employment Termination Date:  In the event of a termination entitling Mr. Peeler to severance benefits (as described above) occurring after the Transition Date but before the Scheduled Employment Termination Date, Mr. Peeler will be entitled to severance in an amount equal to the base salary he would have received for the period from the date of termination to the Scheduled Employment Termination Date, and he will be entitled to the bonus he would have received had he been employed through the Scheduled Employment Termination Date. In addition, upon any such termination: (i) the vesting of any options to purchase Veeco common stock held by Mr. Peeler at the time of such termination will be accelerated; (ii) Mr. Peeler will retain the right to exercise any options which are or become vested at the time of such termination until the expiration of a three year period after the date on which he ceases to be a member of the Board (or until the end of the original term of the options, if earlier); and (iii) the vesting of any shares of restricted stock or restricted stock units held by Mr. Peeler at the time of such termination will be accelerated and restrictions with regard thereto shall lapse (but not to include performance-based restricted stock units, which shall continue to be subject to the Company’s meeting applicable performance conditions). In addition, if Mr. Peeler elects to continue healthcare coverage under COBRA, the Company will reimburse Mr. Peeler for his COBRA premiums (including coverage for his immediate family members) for the period commencing on the termination date and concluding 18 months after the Scheduled Employment Termination Date. Mr. Peeler will not receive compensation for his services as a Board member for any period during which Mr. Peeler receives severance benefits.

(ii)  Termination on the Scheduled Employment Termination Date:  Should Mr. Peeler’s employment with the Company terminate on the Scheduled Employment Termination Date, he will begin to receive compensation for his services as a Board member on the same basis as independent members of the Board. In addition, Mr. Peeler will retain the right to exercise any options to purchase common stock of Veeco that he holds until the expiration of a three-year period after the date he ceases to be a member of the Board (or until the end of the original term of the options, if earlier). If Mr. Peeler ceases to serve as a member of the Board for any reason other than a voluntary resignation, any restricted stock units held by Mr. Peeler as of the Scheduled Employment Termination Date will be accelerated and restrictions with regard thereto shall lapse (but not to include performance-based restricted stock units, which shall continue to be subject to the Company’s meeting applicable performance conditions). In addition, if Mr. Peeler elects to continue healthcare coverage under COBRA, the Company will reimburse Mr. Peeler for his COBRA premiums (including coverage for his immediate family members) for a  period of 18 months after the Scheduled Employment Termination Date.

Maheshwari Agreement. In connection with his appointment as COO (in addition to his existing role as CFO), the Company entered into a letter agreement with Mr. Maheshwari dated August 29, 2018.  Under the agreement, in the event of a specified termination as described above, Mr. Maheshwari will be entitled to severance in an amount equal to 12 months of base salary.  In addition, upon any such termination, if Mr. Maheshwari elects to continue healthcare coverage under COBRA, his contributions for a period of up to 12 months will be at the same Company-subsidized rates which Mr. Maheshwari would have paid had his employment not been terminated.

Kiernan Agreement. The Company entered into a letter agreement with Mr. Kiernan dated January 21, 2004, and amendments thereto dated June 9, 2006 and December 29, 2008.  Under the agreement, in the event of a specified termination as described above, Mr. Kiernan will be entitled to severance in an amount equal to 18 months of base salary.  In addition, upon any such termination, Mr. Kiernan will have 12 months to exercise stock options held by him at such time (or until the end of the original term of the options, if earlier) and the vesting of any shares of restricted stock or restricted stock units held by Mr. Kiernan at such time will be accelerated and all restrictions with regard thereto shall lapse.  If such termination occurs within 12 months of a change of control, the vesting of any options which are held by Mr. Kiernan at the time of such termination will be accelerated.

Change in Control Policy. Veeco adopted a Senior Executive Change in Control Policy (the “CIC Policy”) in 2008, which was amended and restated as of January 1, 2014.  The CIC Policy provides certain severance and other benefits to designated senior executives in the event of a change in control of Veeco.  The CIC Policy was implemented to ensure that the executives to whom the CIC Policy applies remain available to discharge their duties in light of a proposed or actual transaction involving a change in control that, if consummated, might result in a loss of such executive’s position with the Company or the surviving entity.  The CIC Policy was not adopted or amended with any particular change in control in mind.  The CIC Policy applies to designated senior executives of Veeco (“Eligible Employees”), including Dr. Miller and Messrs. Maheshwari and Kiernan.  The CIC Policy does not apply to Mr. Peeler.  Benefits under the CIC Policy are intended to supplement, but not duplicate, benefits to which the covered executive may be entitled under the employment and letter agreements described above.  The description of the CIC Policy herein is a summary only.  Reference is made to the full text of the CIC Policy which has been filed previously with the SEC.  The principal terms of the CIC Policy are:

(a)

Upon the consummation of a change in control (as defined in the CIC Policy), any outstanding stock options then held by the Eligible Employee shall remain exercisable until the earlier of (x) 12 months following the date of termination of the employee’s employment and (y) the expiration of the original term of such options.

(b)

If an Eligible Employee’s employment shall be terminated by the Company without Cause (as defined in the CIC Policy), or by the Eligible Employee for Good Reason (as defined in the CIC Policy), during the period commencing three months prior to, and ending 18 months following, a Change in Control:

(i)

The Company shall pay to the Eligible Employee in a lump sum an amount equal to the sum of (A) his or her then current annual base salary and (B) the target bonus payable to the Eligible Employee pursuant to the Company’s performance-based compensation bonus plan with respect to the fiscal year ending immediately prior to the date of termination, multiplied by 2, in the case of Dr. Miller, and 1.5, in the case of Messrs. Maheshwari and Kiernan;

(ii)

The vesting of equity awards granted after January 1, 2014 will be accelerated and any outstanding stock options then held by the employee shall remain exercisable until the earlier of (x) 12 months following the date of termination of the employee’s employment and (y) the expiration of the original term of such options;

(iii)

The Company shall continue to provide the Eligible Employee with all health and welfare benefits which he or she was participating in or receiving as of the date of termination until the 18‑month anniversary of the date of termination; and

(iv)	The Company shall pay to the Eligible Employee a pro-rated amount of the Eligible Employee’s bonus for the fiscal year in which the date of termination occurs.

Payment of the benefits described above is conditioned on the executive’s release of claims against the Company and on non-competition and non-solicitation provisions applicable during the 18‑month period following termination of executive’s employment.

Potential Payments Upon Termination or Change in Control. The following table shows the estimated, incremental amounts that would have been payable to the NEOs upon the occurrence of the indicated event, had the applicable event occurred on December 31, 2018.  These amounts would be incremental to the compensation and benefit entitlements described above that are not contingent upon a termination or change in control.  The amounts attributable to the accelerated vesting of stock options, restricted shares and restricted stock units are based upon the fair market value of the Company’s common stock on December 31, 2018, which was $7.41 per share.  The actual compensation and benefits the executive would receive at any subsequent date would likely vary from the amounts set forth below as a result of certain factors, such as a change in the price of the Company’s common stock and any additional benefits the officer may have accrued as of that time under applicable benefit or compensation plans.

			Stock Options
				Extension of
		Salary &	Accelerated	Post-	Accelerated
		Other	Vesting of	Termination	Vesting of
		Continuing	Stock	Exercise	Stock
		Payments	Options	Period	Awards	Total
Name	Event	($) (1)	($)	($) (2)	($) (3)	($)
W. Miller	Termination without Cause or resignation for Good Reason	1,490,271	0	0	0	1,490,271
	Termination without Cause or resignation for Good Reason following a Change of Control (4)	2,763,278	0	0	2,869,248 (6)	5,632,526
J. Peeler	Termination without Cause or resignation for Good Reason or upon Death or Disability (5)	746,947	0	0	1,399,083	2,146,029
S. Maheshwari	Termination without Cause or resignation for Good Reason or upon Death or Disability	523,094	0	0	0	523,094
	Termination without Cause or resignation for Good Reason following a Change of Control (4)	1,684,641	0	0	1,457,643	3,142,284
J. Kiernan	Termination without Cause or resignation for Good Reason	465,000	0	0	240,136	705,136
	Termination without Cause or resignation for Good Reason following a Change of Control (4)	803,998	0	0	240,136	1,044,134

(1)

Reflects salary continuation benefits and, where provided under the applicable employment agreement or the CIC Policy, pro-rated bonus and COBRA subsidy.  Pro-rated bonus amounts assume 6 months of bonus at 100% of target performance.

(2)

Reflects the increase in value of the spread, or in-the-money value, as of the end of the extended exercise period provided under the applicable agreement, as compared to the value of the spread at December 31, 2018, of options to purchase Veeco common stock which were vested as of, or which would vest upon the occurrence of, the specified event, where provided under the applicable employment agreement or the CIC Policy, and assuming that the price of Veeco common stock appreciates at a rate of 5% per annum (without compounding) from the closing price on December 31, 2018, which was $7.41 per share.  Does not include the value of out-of-the-money options.  Please refer to the Outstanding Equity Awards at Fiscal Year End table above for a listing of vested and unvested stock options held by the NEO as of December 31, 2018.

(3)

Reflects the value, as of December 31, 2018, of unvested stock awards (restricted stock and restricted stock units) which would vest upon the specified event where provided under the applicable employment agreement or the CIC Policy.  Assumes performance at 100% of target for any performance-based awards.  Please refer to the Outstanding Equity Awards at Fiscal Year End table above for a listing of unvested stock awards held by the NEO as of December 31, 2018.

(4)	As used in the CIC Policy, “Change in Control” is defined to mean the case where:
(i)	any person or group acquires more than 50% of the total fair market value or total voting power of the stock of the Company;
(ii)

any person or group acquires (or has acquired during the 12‑month period ending on the date of the most recent acquisition by such person or group) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

(iii)

a majority of the members of Veeco’s Board is replaced during any 12‑month period by Directors whose appointment or election is not endorsed by a majority of the members of Veeco’s Board prior to the date of the appointment or election; or

(iv)

any person or group acquires (or has acquired during the 12‑month period ending on the date of the most recent acquisition by such person or group) substantially all of the assets of the Company immediately prior to such acquisition or acquisitions. However, no Change in Control shall be deemed to occur under this subsection (iv) as a result of a transfer to:

(A)	A stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;
(B)	An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;
(C)	A person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or
(D)	An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (C) above.

For equity awards granted after January 1, 2014, assumes termination occurs during the period commencing three months prior to, and ending 18 months following, the Change in Control.

(5)	The agreement for Mr. Peeler does not distinguish between Change of Control and non-Change of Control scenarios.
(6)

For purposes of these calculations, the compensation for Dr. Miller includes and factors a target award of 88,457 PRSUs made to Dr. Miller on October 1, 2018 in connection with his promotion to CEO, which award was approved by the Compensation Committee subject to approval of an increase in the Company’s 2010 Stock Incentive Plan’s  individual annual grant limit at the 2019 Annual Meeting of Stockholders.

Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our employees and the total annual compensation of Dr. Miller, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2018, our last completed fiscal year:

•

the median of the total annual compensation of all employees (other than the CEO) was $107,206.  For the purposes of calculating our CEO pay ratio, using the methodology described below, the total annual compensation of the median employee for 2018 was $102,053; and

•	the total annual compensation of our CEO, as reported in the Summary Compensation Table above, was $3,568,558.

Based on this information, for 2018 the ratio of the total annual compensation of Dr. Miller, our CEO, to the median of the total annual compensation of all employees was 35.0 to 1.

The methodology and the material assumptions, adjustments, and estimates that we used to identify the median of the total annual compensation of all our employees, as well as to determine the total annual compensation of the “median employee,” were as follows:

1.

We determined that as of October 1, 2018, our employee population consisted of approximately 1,071 individuals working at Veeco and its subsidiaries.  755 of these individuals (approximately 70%) are located in the United States, and 1057 are full-time (or full-time equivalent) employees, with the remainder employed on a part-time (less than 30 hours per week) basis.

2.

To identify the “median employee” from our employee population, we considered the annual base salary paid to our employees as of October 1, 2018, as reflected in our payroll records, together with the target amounts of any bonuses for 2018 and the grant date fair market value of equity awards granted in 2018 to arrive at a consistently applied compensation measure. In making this determination, we annualized the compensation of all permanent employees included in the sample who were hired in 2018 but did not work for us or our subsidiaries for the entire fiscal year.

3.

Using this methodology, we determined that the “median employee” was a full-time, salaried employee located in our Plainview, New York office, with aggregate salary for the year ending December 31, 2018 and target bonus for 2018 in the aggregate amount of $107,206.

4.

With respect to the total annual compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2018 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in total annual compensation of $102,053.

5.

With respect to the total annual compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement and incorporated by reference under Item 11 of Part III of our Annual Report on Form 10‑K for the year ended December 31, 2018.

AUDIT MATTERS

Audit Committee Report

The Audit Committee is responsible for providing independent, objective oversight of the Company’s auditing, accounting, financial reporting process, its system of internal controls, and legal and ethical compliance on behalf of the Board of Directors.  The Audit Committee operates under a charter adopted by the Board, a copy of which is available on Veeco’s website (www.veeco.com).  Management has primary responsibility for the financial statements and the reporting process including the system of internal control over financial reporting.  In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Annual Report on Form 10‑K for the fiscal year ended December 31, 2018 and the quarterly financial statements for 2018 with management, including the specific disclosures in the section entitled “Management Discussion and Analysis of Financial Condition and Results of Operations.”  The review with management included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment as to the quality, and not just the acceptability, of the Company’s accounting principles and any such other matters as are required to be discussed with the Audit Committee by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301 (“AS 1301”), Communications with Audit Committees, and PCAOB Auditing Standard No. 2201, An Audit of Internal Control Over Financial Reporting That is Integrated With an Audit of Financial Statements. In addition, the Audit Committee has discussed with the independent registered public accounting firm (i) the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by applicable PCAOB requirements regarding the independent accountant’s communications with the Audit Committee, and (ii) the matters required to be discussed by AS 1301.  The Audit Committee, having considered the compatibility of non-audit services with the auditors’ independence, satisfied itself as to the independence of the independent registered public accounting firm.

During 2018, management evaluated the Company’s system of internal control over financial reporting in accordance with the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.  The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process.  In connection with this oversight, the Audit Committee received periodic updates provided by management and the independent registered public accounting firm at each regularly scheduled Audit Committee meeting.  At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of the Company’s internal control over financial reporting.  The Audit Committee also reviewed the report of management contained in the Company’s 2018 Annual Report on Form 10‑K, as well as the Reports of Independent Registered Public Accounting Firm (included in the 2018 Annual Report on Form 10‑K).  These reports relate to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal controls over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and managements’ preparations for the evaluations in 2019.

The Audit Committee discussed the overall scope and plans for their respective audits with the Company’s internal auditors and independent registered public accounting firm.  The Audit Committee meets with the internal auditors and independent registered public accounting firm with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting.  The Audit Committee held six meetings during 2018.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the 2018 Annual Report on Form 10‑K for filing with the SEC.  The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm.

Kathleen A. Bayless

Keith D. Jackson

Peter J. Simone (Chairman)

Independent Auditor Fees and Other Matters

Based on the recommendation of the Audit Committee, the Board of Directors has appointed KPMG LLP (“KPMG”), an independent registered public accounting firm, to examine the financial statements of Veeco for the year ending December 31, 2019.

The table below sets forth the aggregate amount of fees (including out of pocket expenses) billed for professional services rendered by KPMG to the Company and its subsidiaries for the calendar years 2018 and 2017.

	For the	For the
	Year Ended	Year Ended
	December 31, 2018	December 31, 2017
	(in thousands)	(in thousands)
Audit Fees(1)	$2,245	$2,798
Audit-related Fees	—	38
Tax Fees(2)	213	476
Total	$2,458	$3,312

(1)

Reflects charges for the audits of annual financial statements and internal control over financial reporting, review of quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees for 2017 include fees for services provided in connection with the issuance of Veeco’s Convertible Senior Notes, as well as registration statements issued in connection with the acquisition of Ultratech, Inc.

(2)	Reflects the aggregate fees billed for professional services rendered for worldwide tax compliance, tax advice and tax planning.

The Audit Committee considered and determined that the provision of the services provided by KPMG as set forth herein did not compromise, and is compatible with maintaining, KPMG’s independence.

The Audit Committee annually evaluates the performance of the Company’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current accounting firm or consider other audit firms.  Factors considered by the Audit Committee in deciding whether to retain KPMG include:  (i) KPMG’s global capabilities to handle the breadth and complexity of the Company’s global operations; (ii) KPMG’s technical expertise and knowledge of the Company’s industry and global operations; (iii) the quality and candor of KPMG’s communications with the Audit Committee and management; (iv) KPMG’s independence; (v) the quality and efficiency of the services provided by KPMG, including input from management on KPMG’s performance and how effectively KPMG demonstrated its independent judgment, objectivity and professional skepticism; and (vi) the appropriateness of KPMG’s fees.

Pre-approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm.  The services include audit services, audit-related services, and tax services and may include, to a very limited extent, specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm.  Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it.  The Audit Committee has delegated to the Chairman of the Audit Committee authority to approve permitted services provided that the Chairman will report any decisions to the Audit Committee at its next scheduled meeting.  The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. In addition, the Audit Committee may, as required, pre-approve particular services on a case-by-case basis.

All of the KPMG fees for 2018 were pre-approved by the Audit Committee.

Certain Relationships and Related Transactions

The Company’s Audit Committee charter provides that the Audit Committee, or one or more of its members, has the authority and responsibility to review and, if appropriate, approve all proposed related party transactions.  For purposes of the Audit Committee’s review, a “related party transaction” is a transaction, arrangement or relationship between the Company and any Related Party (defined below) where the aggregate amount will or may be expected to exceed $120,000 and any Related Party had, has or will have a direct or indirect material interest (as such terms are used in Item 404 of Regulation S-K under the Exchange Act).  A “Related Party” is: (i) any director, nominee for director or executive officer (as such term is used in Section 16 of the Exchange Act) of the Company; (ii) any immediate family member of a director, nominee for director or executive officer of the Company; (iii) any person (including any “group” as such term is used in Section 13(d) of the Exchange Act) who is known to the Company as a beneficial owner of more than five percent of the Company’s voting common stock (a “significant stockholder”); and (iv) any immediate family member of a significant stockholder.

When reviewing a related party transaction, the Audit Committee will take into consideration all of the relevant facts and circumstances available to it, including (if applicable) but not limited to:

•	the material terms and conditions of the transaction or transactions;
•	the Related Party’s relationship to the Company;
•	the Related Party’s interest in the transaction, including their position or relationship with, or ownership of, any entity that is a party to or has an interest in the transaction;
•	the approximate dollar value of the transaction;
•	the availability from other sources of comparable products or services; and
•	an assessment of whether the transaction is on terms that are comparable to the terms available to the Company from an unrelated third party.

During 2018, the Company did not engage in any related party transactions.

VOTING PROPOSALS

PROPOSAL 1:  ELECTION OF DIRECTORS

Veeco’s Certificate of Incorporation provides for a Board of Directors elected by the stockholders which is divided into three classes of Directors serving staggered terms.  The Board of Directors is currently comprised of eight members.  The Class I Directors are up for election in 2019.

Based on the recommendation of the Governance Committee, the Board of Directors has nominated the following Directors for election to the classes noted below:

		For a Term Expiring
	Nominated for	at the Annual Meeting
Name	Election to:	of Stockholders in:
William J. Miller, Ph.D.	Class I	2022
John R. Peeler	Class I	2022
Thomas St. Dennis	Class I	2022

The following Directors will continue in their current positions for the term specified:

		Term Expires at the Annual
Name	Continuing in:	Meeting of Stockholders in:
Kathleen A. Bayless	Class II	2020
Gordon Hunter	Class II	2020
Peter J. Simone	Class II	2020
Richard A. D’Amore	Class III	2021
Keith D. Jackson	Class III	2021

The Company does not anticipate that the nominees for Director will be unable to serve, but, if such a situation should arise, it is the intention of the persons named in the accompanying proxy to vote for the election of such other person or persons to fill the vacancy created thereby as the remaining members of the Board of Directors may recommend.

The Board of Directors recommends a vote “FOR” the approval of the Director nominees named above.

Members of the Board

The Directors of Veeco, including their ages, the year they joined the Board, and their committee memberships as of March 11, 2019, are as follows:

Name	Age	Director since	Independent (1)	Committee Membership
				AC	CC	GC
Kathleen A. Bayless	62	2016	Yes	M/FE
Richard A. D’Amore	65	1990	Yes (Lead Independent Director)		M
Gordon Hunter	67	2010	Yes		C	M
Keith D. Jackson	63	2012	Yes	M/FE		C
William J. Miller, Ph.D.	50	2018	No
John R. Peeler	64	2007	No
Peter J. Simone	71	2004	Yes	C/FE		M
Thomas St. Dennis	65	2016	Yes		M

(1)	Independence determined based on NASDAQ rules.
– Compensation Committee – Governance Committee	– Member – Audit committee financial expert (as determined based on SEC rules)
AC – Audit Committee CC – Compensation Committee GC – Governance Committee	C – Chairperson M – Member FE – Audit committee financial expert (as determined based on SEC rules)

Kathleen A. Bayless, currently retired, was Senior Vice President, CFO and Treasurer of Synaptics Incorporated, a leader in human interface technology, including touch, display and biometric semiconductor products used in the mobile, PC and automotive industries, from 2009 to 2015.  Before Synaptics, Ms. Bayless spent 13 years at Komag Incorporated, a leading supplier of thin-film disks to the hard disk drive industry, where she served as Executive Vice President, Secretary and CFO.  Prior to joining Komag, Ms. Bayless served 15 years with the public accounting firm of Ernst & Young.

Ms. Bayless has significant experience in the semiconductor industry and related fields, which has resulted in a broad understanding of the operational, financial and strategic issues facing companies operating in our space.  Ms. Bayless has extensive management experience and is well versed on the various challenges and opportunities in our marketplace, offering a unique and valued perspective to the Board.

Richard A. D’Amore has been a General Partner of North Bridge Venture Partners, an early-stage venture capital and growth equity firm, since its inception in 1994. From 1982 until starting North Bridge, Mr. D’Amore served in various roles at Hambro International Equity Partners. Previously, Mr. D’Amore worked as a consultant at Bain and Company and as a certified public accountant with Arthur Young and Company. Mr. D’Amore also serves on the board of Everbridge, Inc.

Mr. D’Amore brings a strong business background to Veeco, having worked in the venture capital field for over 30 years.  Mr. D’Amore has substantial experience in overseeing the management of diverse organizations, having served as a board member on other public company boards and numerous private company boards.  Mr. D’Amore has a broad understanding of the operational, financial and strategic issues facing public companies.  He has served on our Board for over 28 years and through that service has developed extensive knowledge of our business.

Gordon Hunter has been Chairman of Littelfuse Inc., a global electronics company and provider of circuit protection products and solutions, since 2005.  Mr. Hunter was Executive Chairman of Littelfuse from January 2017 to December 2017, President and CEO of Littelfuse from 2005 to January 2017, and COO of Littelfuse from 2003 to 2005.  Mr. Hunter has been a director of Littelfuse since June 2002.  Prior to joining Littelfuse, Mr. Hunter was Vice President of Intel Communications Group and General Manager of Intel’s Optical Products Group.  At Intel, Mr. Hunter was responsible for Intel’s access and optical communications business segments within the Intel Communications Group.  Prior to joining Intel in February 2002, he served as President of Elo TouchSystems, a subsidiary of Raychem Corporation.  Mr. Hunter also served in a variety of positions during a 20 year career at Raychem Corporation, including Vice President of Commercial Electronics and a variety of sales, marketing, engineering and management positions.  In addition to Littelfuse, Mr. Hunter also serves on the boards of CTS Corporation and Shure Incorporated.

Mr. Hunter has substantial leadership and management experience, having served as the Chairman, President and CEO of Littelfuse and in various leadership roles at a number of other companies.  He has a strong background and valuable experience in the technology industry, gained from his tenure at Littelfuse, Intel and Raychem.  Mr. Hunter brings a broad understanding of the operational, financial and strategic issues facing public and private companies to the Board as a result of his service on other public and private boards.

Keith D. Jackson has been President, CEO and a director of ON Semiconductor Corporation since November 2002. Mr. Jackson has over 30 years of semiconductor industry experience. Before joining ON Semiconductor, he was with Fairchild Semiconductor Corporation, serving as Executive Vice President and General Manager, Analog, Mixed Signal, and Configurable Products Groups beginning in 1998 and, more recently, was head of its Integrated Circuits Group. From 1996 to 1998, he served as President and a member of the board of directors of Tritech Microelectronics in Singapore, a manufacturer of analog and mixed signal products. From 1986 to 1996, Mr. Jackson worked for National Semiconductor Corporation, most recently as Vice President and General Manager of the Analog and Mixed Signal division. He also held various positions at Texas Instruments Incorporated, including engineering and management positions, from 1973 to 1986. Mr. Jackson has served on the board of directors of the Semiconductor Industry Association (“SIA”) since 2008, and was appointed as the 2019 SIA Vice Chairman.

Mr. Jackson has extensive international experience in product development, manufacturing, marketing and sales.  Mr. Jackson is uniquely qualified to bring strategic insight and industry knowledge to the Board, having served in numerous management positions in our industry.  In addition, Mr. Jackson brings to the Board his perspective as a director of other corporate boards.

William J. Miller, Ph.D. has been CEO of Veeco and a Director since October 2018. Prior thereto, he served as President of Veeco beginning in January 2016, overseeing all of Veeco’s global business units. Dr. Miller was named Executive Vice President, Process Equipment in December 2011, and was Executive Vice President, Compound Semiconductor from July 2010 until December 2011. Dr. Miller was Senior Vice President and General Manager of Veeco’s MOCVD business from January 2009 to July 2010, and Vice President, General Manager of Veeco’s Data Storage equipment business from January 2006 to January 2009.  He has held leadership positions of increasing responsibility in both the engineering and operations organizations since he joined Veeco in November 2002.  Prior to joining Veeco, Dr. Miller held engineering and operations leadership positions at Advanced Energy Industries, Inc.

As our CEO and a senior executive officer with over 16 years of service with Veeco, Dr. Miller brings to the Board significant senior leadership, manufacturing and operations, industry, technical, and global experience, as well as a unique perspective of our company. As CEO, Dr. Miller is directly responsible for Veeco’s strategy and operations, including the development of Veeco’s business model and identifying emerging technologies, and plays a critical role in developing top talent at Veeco.

John R. Peeler has been Executive Chairman of Veeco since October 2018. Prior thereto, he served as CEO and a Director of Veeco beginning in July 2007, and as Chairman of Veeco beginning in May 2012.  Before coming to Veeco, Mr. Peeler was Executive Vice President of JDSU and President of the Communications Test & Measurement Group of JDSU, which he joined upon the closing of JDSU’s merger with Acterna, Inc. in August 2005.  Before joining JDSU, Mr. Peeler served as President and CEO of Acterna.  Mr. Peeler joined a predecessor of Acterna in 1980 and served in a series of increasingly senior leadership roles including Vice President of Product Development, Executive Vice President and COO, and President and CEO of TTC, a communications test equipment company.  Mr. Peeler also serves on the board of IPG Photonics Corporation.

Mr. Peeler has substantial industry and management experience, having served in senior management positions for over 30 years and as our CEO for 11 years.  He has experience in managing diversified global companies and has a broad understanding of the challenges and opportunities facing public companies.

Peter J. Simone is a retired executive who currently serves as an independent consultant to several private companies and the investment community.  From June 2001 to December 2002, Mr. Simone was Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company which was acquired by Novellus Systems, Inc. From August 2000 to February 2001, Mr. Simone was President and a director of, and from January 2000 to August 2000 was a consultant to, Active Control eXperts, Inc., a supplier of precision motion control and smart structures technology.  From April 1997 to January 2000, Mr. Simone served as President,  CEO and a director of Xionics Document Technologies, Inc. Prior thereto, Mr. Simone spent 17 years with GCA Corporation, a manufacturer of semiconductor photolithography capital equipment, where he held various management positions, including President and director.  Mr. Simone is also a director of Monotype Imaging, Inc. and, during the past five years,  he served as a director of Newport Corporation.

Mr. Simone has held numerous executive positions in the technology and semiconductor industries.  Mr. Simone has also worked in the consulting field, advising private companies and the investment community.  Mr. Simone has served on a number of public and private boards and his experiences have resulted in a broad understanding of the operational, financial and strategic issues facing public and private companies.  He brings significant financial and operational management, as well as financial reporting, experience to the Board.

Thomas St. Dennis is the Chairman of FormFactor, Inc., a leading provider of semiconductor wafer test technologies and expertise.  Mr. St. Dennis served as FormFactor’s Chairman and CEO from September 2010 to December 2014, and as FormFactor’s Executive Chairman from January 2015 to February 2016.  Mr. St. Dennis held various positions at Applied Materials, Inc., a semiconductor equipment manufacturer, from 1992 to 1999 and again from 2005 to 2009. His most recent role at Applied Materials was Senior Vice President and General Manager of the Silicon Systems Group.  From 1999 to 2003, Mr. St. Dennis was President and CEO of Wind River Systems, Inc., a provider of embedded system software, and from 2003 to 2005, Mr. St. Dennis was Executive Vice President of Sales and Marketing at Novellus Systems, Inc., a supplier of deposition, thermal processing and surface preparation equipment.  In addition to serving on the Board of FormFactor, Mr. St. Dennis serves on the Board of Axcelis Technologies, Inc., a provider of equipment and services to the semiconductor manufacturing industry.  Additionally, during the past five years, he served as a director of Mattson Technology, Inc., a supplier of dry strip and rapid thermal processing equipment.

Mr. St. Dennis brings to the Board extensive experience in the semiconductor industry and international business, skills which make him an effective advisor to the Board, especially in matters involving strategic and marketing issues. Mr. St. Dennis has served on public and private boards, both domestic and international, which has resulted in a broad understanding of the operational, financial and strategic issues facing public and private companies.  Mr. St. Dennis’ knowledge of our industry and his extensive management experience are important aspects of his service on the Board.

PROPOSAL 2:  AMENDMENT AND RESTATEMENT OF THE 2010 STOCK INCENTIVE PLAN

On May 14, 2010, the Company’s stockholders approved the 2010 Stock Incentive Plan (for purposes of this Proposal 2, the “Plan”) which provided for the issuance of up to 3,500,000 shares of common stock.  On December 10, 2013 and May 5, 2016, the stockholders approved amendments and restatements of the Plan, which provided for an additional 3,250,000 shares and 3,800,000 shares, respectively, of common stock for issuance under the Plan, as well as certain other changes.  We are now asking our stockholders to approve an amendment and restatement of the Plan that will (i) increase the number of shares authorized for issuance under the Plan by 2,750,000 shares, (ii) extend the term of the Plan until May 2, 2029, (iii) change the name of the Plan to the “Veeco Instruments Inc. 2019 Stock Incentive Plan,” and (iv) make certain other changes described below.

Key Features of the Proposed Amendment and Restatement

The amendment and restatement of the Plan will only become effective if approved by the Company’s stockholders.  If so approved, the following changes, which are designed to ensure the continued viability of the Plan and which are aligned with the best interests of our stockholders, will be made to the Plan:

•	2,750,000 shares will be added to the Plan reserve.
•	The term of the Plan will be extended from March 31, 2020 to May 2, 2029.
•	The name of the Plan will be changed to the “Veeco Instruments Inc. 2019 Stock Incentive Plan.”
•	A $400,000 annual limit on non-employee director awards and cash compensation will be added to the Plan.
•	Consistent with our past practice, the Plan will be revised to specify that dividends and dividend equivalents relating to awards are only paid to the extent the underlying award vests.
•

The limit on the number of stock options and stock appreciation rights (“SARs”) that may be granted in any one year to any individual will be increased from 300,000 to 750,000, and the limit on the number of shares with respect to which restricted stock and restricted stock units may be granted in any one year to any individual will be increased from 200,000 to 500,000.

•

The change in control provision in the Plan will be revised to specify how awards will be treated in connection with the transaction.  Specifically, the Plan will be revised to specify that if awards are assumed or replaced in the transaction, any service-based vesting conditions will not automatically be accelerated as a result of the transaction, but any performance-based vesting conditions will be deemed achieved at the greater of target or actual performance (if determinable), and if awards are not assumed or replaced, the awards will vest, with any performance-based vesting provisions being deemed achieved at the greater of target or actual performance (if determinable).

•	A clawback provision will be added to the Plan.
•	The Plan provision containing the list of approved performance goals will be revised to clarify that it is a non-exclusive list.
•

The share counting provision in the Plan will be revised to clarify that the repurchase of shares on the open market with stock option exercise proceeds will not increase the share reserve, and to clarify that certain replacement awards issued in connection with mergers or acquisitions will not count against the share reserve.

•	The Plan provision prohibiting repricing of stock options and SARs will be enhanced.
•

The definition of “Continuous Service” will be revised to clarify that changes in status, for example, transitions from employee to director or director to employee, will not be treated as a termination of Continuous Service.

•	Obsolete provisions in the Plan relating to Code Section 162(m) will be removed.

If approved by stockholders, the share reserve under the Plan will total 13,300,000 shares (the reserve following the 2016 amendment of 10,550,000 shares, plus the currently proposed 2,750,000 additional shares).

As of March 11, 2019, 8,075,481 shares had been issued under the Plan, 3,329,993 shares were subject to outstanding awards under the Plan, and 2,474,519 shares remained available for grant.2  The amendment and restatement of the Plan will allow us to continue to provide equity incentives that we believe are critical to attracting and retaining the most talented employees in our industry.  We anticipate the share increase will allow us to continue providing equity awards for two years.

Additionally, stockholder approval of the amendment and restatement of the Plan will satisfy a condition applicable to 88,457 performance-based restricted stock units that were conditionally granted to Dr. Miller in 2018 in connection with his promotion to CEO.  In the letter agreement we entered into with Dr. Miller in connection with his promotion, we agreed to award Dr. Miller restricted stock and performance-based restricted stock units.  For additional information regarding these awards, see the “Compensation Discussion and Analysis” section above.  Since these awards, when combined with the awards granted to Dr. Miller on March 14, 2018, would have exceeded the annual grant limit in the Plan, a portion of the performance-based restricted stock unit award was made contingent upon stockholders approving an increase in the Plan’s annual grant limit at the 2019 Annual Meeting of Stockholders. If stockholders do not approve the amendment and restatement of the Plan, the contingent portion of Dr. Miller’s award will be cancelled.

A summary of the existing key features, background and a general description of the amended and restated Plan as proposed is set forth below.  This summary is qualified in its entirety by the terms of the amended and restated Plan, a copy of which is attached to this proxy statement as Appendix A‑1 and is incorporated herein by reference.  Capitalized terms used but not defined in this Proposal 2 shall have the same meaning as in the Plan unless otherwise indicated.

Key Features of the Plan:

•	Awards are merit-based as part of our overall compensation program.
•	An independent committee of the Board of Directors administers the Plan.
•	Awards other than stock options and stock appreciation rights are charged against the Plan share reserve at the rate of 1.5 shares for each share actually granted.
•	Awards may be in the form of stock options, SARs, restricted stock, restricted stock units and dividend equivalents.
•	Stock options and SARs may not be re-priced without prior approval of our stockholders.
•	Stock options and SARs may not be granted below fair market value.
•	Shares tendered or withheld in payment of a stock option exercise or for taxes on an award, and shares repurchased by the Company generally are not available again for grant under the Plan.
•	The Plan reserve is reduced by the full amount of shares granted as SARs, regardless of the number of shares upon which payment is made.
•	Dividends and dividend equivalents on awards are not paid unless and until the award vests.

2 As of March 11, 2019, there were: (i) 48,034,009 common shares outstanding; (ii) 1,189,073 options outstanding (under all of the Company’s equity plans) with a weighted average exercise price of $34.83 and a weighted average remaining term of 3.0 years; and (iii) 2,149,900 unvested full value awards outstanding (under all of the Company’s equity plans).

Background Regarding Equity Grants and Expected Grant Practices

•	As of December 31, 2018, 2,399,580 shares remained available for the grant of future awards under the Plan.
•

We have managed and expect to continue to manage “overhang” prudently.  Overhang is the sum of total awards outstanding and shares available for grant as a percentage of the sum of common shares outstanding, awards outstanding and shares available for grant.  If the amendment and restatement of the Plan is approved by stockholders, the maximum overhang would be 15%.

•

We have managed and expect to continue to manage “burn rate” (the number of shares granted as a percentage of the shares outstanding) prudently. ISS specifies a burn rate limit equal to the industry mean plus one standard deviation. At the time of the equity proposal the limit was 7.01% per year. Over the past three years, we have granted equity awards at an average annual burn rate of 4.77%. Going forward over the next three fiscal years, we intend to limit the burn rate under the Plan to no more than the ISS limit, subject to business conditions.

•	Awards other than stock options and SARs are charged against the Plan share reserve at the rate of 1.5 shares for each share actually granted.
•

The proposed share reserve is expected to last two years, at which point we envision returning to stockholders for further approval of an appropriate share reserve for equity incentives.  The prior share reserves were expected to, and did, last for approximately three years.

General Description of Plan

Purpose.  The purpose of the amended and restated Plan is to provide the Company’s employees, consultants and directors, whose present and potential contributions are important to the success of the Company and its affiliates, an incentive, through ownership of the Company’s common stock, to continue in service to the Company or an affiliate, and to help the Company and its affiliates compete effectively with other enterprises for the services of qualified individuals.  As of March 11, 2019, approximately 316 employees, 6 directors and no consultants would be eligible to participate in the Plan.

Shares Reserved for Issuance under the Plan.  If the amendment and restatement is approved by the stockholders, a total of 13,300,000 shares of common stock would be reserved for issuance under the Plan.  Any shares issued in connection with awards other than options and SARs shall be counted against the limit set forth herein as one-and-a-half (1.5) shares for every one (1) share issued in connection with such award (and shall be counted as one-and-a-half (1.5) shares for every one (1) share returned or deemed not have been issued from the Plan).  The share reserve is subject to adjustment in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure of the Company.  The shares to be issued under the Plan may be authorized, but unissued, or reacquired common stock.  As of March 11, 2019, the closing price of common stock on The NASDAQ Global Select Market was $10.91 per share.

Any shares subject to an award granted under the Plan or the Veeco 2013 Inducement Stock Incentive Plan which is forfeited, canceled or expires will not reduce the share reserve.  Shares that have been issued under the Plan pursuant to an award will reduce the share reserve unless the shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase.  Shares tendered or withheld in payment of an option exercise price, withheld by the Company to satisfy any tax withholding obligation, or repurchased on the open market with stock option exercise proceeds will reduce the share reserve.  All shares covered by the portion of a stock appreciation right that is exercised (whether or not shares are actually issued upon exercise of the stock appreciation right) shall be considered issued pursuant to the Plan.  Shares issued pursuant to replacement awards granted under the Plan in connection with a merger or acquisition will not reduce the share reserve.

Individual Limit on Awards.  If the amendment and restatement is approved by stockholders, the maximum number of shares with respect to which stock options and SARs may be granted to a participant during a calendar year would be 750,000 shares, and the maximum number of shares with respect to which restricted stock and restricted stock unit awards may be granted to a participant during a calendar year would be 500,000 shares.  If the amendment and restatement is not approved, these limits would remain at 300,000 and 200,000 shares, respectively.  The foregoing limitations shall be adjusted proportionately by the Administrator (defined below) in connection with any change in the Company’s capitalization due to a stock split, stock dividend or similar event affecting the common stock of the Company.

Individual Limit on Non-Employee Director Compensation.  If the amendment and restatement is approved by stockholders, an additional limit, applicable only to non-employee directors, will be added to the Plan.  This new Plan provision provides that maximum grant date fair value of awards granted during a single fiscal year to any non-employee director, together with any cash fees paid during the fiscal year in respect of the non-employee director’s service as a member of the board and any board committees, shall not exceed $400,000 in total value, calculating the value of any such awards based on the grant date fair value of such awards for financial reporting purposes.  An exception to this limit exists for extraordinary circumstances provided the non-employee director receiving such additional compensation may not participate in the decision to award such compensation.

Administration.  The Plan is administered by the Board or one or more committees designated by the Board (the “Administrator”).  With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b‑3 promulgated under the Securities Exchange Act of 1934, as amended. The Plan is currently administered by the Compensation Committee.

Terms and Conditions of Awards.  The Plan provides for the grant of stock options, restricted stock, restricted stock units, SARs, and dividend equivalent rights (collectively referred to as “awards”).  Each award granted under the Plan shall be designated in an award agreement.

Subject to applicable laws, the Administrator has the authority, in its discretion, to select award recipients, to determine the size, terms and conditions of awards, to amend the terms of any outstanding award, to construe and interpret the terms of the Plan and awards and to take such other action not inconsistent with the terms of the Plan, as the Administrator deems appropriate. The Administrator may issue awards under the Plan in settlement, assumption or substitution for outstanding awards in connection with a merger or other transaction.

The term of awards may not be longer than ten (10) years, excluding any period for which the participant has elected to defer the receipt of the shares or cash issuable pursuant to the award pursuant to a deferral program.

Stock options and SARs will be granted with an exercise price or base price, as applicable, of not less than 100% of the fair market value of the common stock on the date the award is granted.  The exercise or purchase price is generally payable in cash, check, shares of common stock or with respect to options, payment through a broker-dealer sale and remittance procedure or a “net exercise” procedure.

Amendments that would adversely affect the grantee’s rights under outstanding awards generally shall not be made without the grantee’s written consent.  Stockholder approval is required in order to (i) reduce the exercise price of any option or the base appreciation amount of any stock appreciation right awarded under the Plan or (ii) cancel any option or stock appreciation right awarded under the Plan in exchange for another award or for cash at a time when the exercise price exceeds the fair market value of the underlying shares, in either case unless the cancellation and exchange occurs in connection with a corporate transaction or an anti-dilution adjustment in connection with a non-reciprocal transaction such as a spin-off, split-off or extraordinary dividend.  The proposed amendment and restatement of the Plan would enhance this “no-repricing” provision to clarify that, other than as noted above, options and SARs may not be cancelled and replaced with options or SARs with a lower exercise price or base appreciation amount (as applicable), and options or SARs may not otherwise be amended or modified in a manner that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange upon which our shares are listed.

The Administrator may permit selected grantees the opportunity to elect to defer receipt of consideration payable under an award.

Termination of Service.  The impact on an award of a termination of employment or other service relationship with the Company will be specified in the award agreement.

Transferability of Awards.  Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.  The Plan permits the designation of beneficiaries by holders of awards.

Performance Criteria for Awards with Performance-Based Vesting Conditions.  The Plan includes a list of performance criteria that may be considered by the Administrator when granting performance-based awards.  The amendment and restatement clarifies that this is a non-exclusive list of performance criteria.  We made this clarification in light of the TCJA’s elimination of the performance-based compensation exception under Code Section 162(m).  Before the performance-based compensation exception was eliminated, we used this stockholder-approved list of performance criteria for awards intended to qualify for the performance-based compensation exception.

Changes in Capitalization.  The Plan’s share reserve, the number of shares of common stock covered by outstanding awards, the exercise or base price of outstanding awards, the maximum number of shares of common stock that may be granted subject to awards to any participant in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted by the Administrator in the event of (i) any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the shares, or similar transaction affecting the common stock, (ii) any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Company, or (iii)  any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction.

Corporate Transactions.  Before the amendment and restatement, the Plan provided that, except as provided in an individual award agreement, the portion of each award that is not assumed or replaced by the successor corporation will automatically vest and become exercisable and be released from any repurchase or forfeiture rights immediately prior to the effective date of the corporate transaction, provided the participant’s continuous service has not terminated.  In the amendment and restatement, this provision was revised to clarify how all awards will be treated both when they are assumed or replaced in a transaction and when they are not assumed or replaced.  Specifically, the provision was revised to provide that, except as otherwise provided in an award agreement that was in effect as of the date the amendment and restatement becomes effective, if awards are assumed or replaced in the transaction, any service-based vesting conditions will not automatically be accelerated as a result of the transaction, but any performance-based vesting conditions will be deemed achieved at the greater of target or actual performance (if determinable), and if awards are not assumed or replaced, the awards will vest, with any performance-based vesting provisions being deemed achieved at the greater of target or actual performance (if determinable).

Under the Plan, a corporate transaction is generally defined as:

•	the acquisition of 30% or more of the Company’s stock by any individual or entity including by tender offer or a reverse merger;
•	a sale, transfer or other disposition of all or substantially all of the assets of the Company;
•	a merger or consolidation in which the Company is not the surviving entity;
•	a complete liquidation or dissolution; or
•

a change in the composition of the Board such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are either current Board members or Board members who were elected or nominated for election by at least two-thirds of the current members of the Board.

Amendment, Suspension or Termination of the Plan.  The Board may at any time amend, suspend or terminate the Plan.  If the amendment and restatement is not approved by stockholders, the Plan will expire on March 31, 2020.  If the amendment and restatement is approved, the Plan will expire on May 2, 2029.  To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code of 1986, as amended, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to awards granted to residents therein, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as is required.

Certain Federal Tax Consequences

The following summary of the federal income tax consequences of the Plan and the awards granted thereunder is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that is expected to be issued by the Treasury Department under Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”).

Non-Qualified Stock Options.  The grant of a non-qualified stock option under the Plan will not result in any federal income tax consequences to the option holder or to the Company.  Upon exercise of a non-qualified stock option, the option holder is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise.  This income is subject to withholding for federal income and employment tax purposes if the option holder is an employee.  The Company is entitled to an income tax deduction in the amount of the income recognized by the option holder, subject to limitations imposed by Code Sections 162(m) and 280G and so long as the Company properly reports the income and the option holder’s total compensation is deemed reasonable in amount.  Any gain or loss on the option holder’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise.  The Company does not receive a tax deduction for any such gain.

Incentive Stock Options.  The grant of an incentive stock option under the Plan will not result in any federal income tax consequences to the option holder or to the Company.  An option holder recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise.  In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the option holder has held the shares of common stock.  If the option holder does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the option holder will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price.  The Company is not entitled to any deduction under these circumstances.

If the option holder fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price.  Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the option holder, subject to limitations imposed by Code Sections 162(m) and 280G and so long as the Company properly reports the income and the option holder’s total compensation is deemed reasonable in amount.

The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.  If an option holder’s alternative minimum tax liability exceeds such option holder’s regular income tax liability, the option holder will owe the larger amount of taxes.  In order to avoid the application of alternative minimum tax with respect to incentive stock options, the option holder must sell the shares within the same calendar year in which the incentive stock options are exercised.  However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.

Restricted Stock.  The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes if the award holder is an employee.  The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to limitations imposed by Code Sections 162(m) and 280G and so long as the Company properly reports the income and the recipient’s total compensation is deemed reasonable in amount.  Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed.  The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock.  If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient.  The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued.

Stock Appreciation Rights.  Recipients of SARs generally should not recognize income until the SAR is exercised (assuming there is no ceiling on the value of the right).  Upon exercise, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such exercise.  Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a SAR.  Recipients will recognize gain upon the disposition of any shares received on exercise of a SAR equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above.  That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to limitations imposed by Code Sections 162(m) and 280G and so long as the Company properly reports the income and the recipient’s total compensation is deemed reasonable in amount.

Restricted Stock Units.  Recipients of restricted stock units generally should not recognize income until such units are converted into cash or shares of stock.  Upon conversion, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received upon such conversion.  Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the restricted stock units.  Participants will recognize gain upon the disposition of any shares received upon conversion of the restricted stock units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above.  That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year. The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to limitations imposed by Code Sections 162(m) and 280G and so long as the Company properly reports the income and the recipient’s total compensation is deemed reasonable in amount.

Dividend Equivalent Rights.  The grant of a dividend equivalent right under the Plan will not result in any federal income tax consequences to the recipient or to the Company.  Upon receipt of payment of dividend equivalent rights, the recipient will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value of the shares, if any, received.  Recipients who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon receipt of a dividend equivalent right.  The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the recipient, subject to limitations imposed by Code Sections 162(m) and 280G and so long as the Company properly reports the income and the recipient’s total compensation is deemed reasonable in amount.

Section 409A.  If an award does not meet the requirements of Code Section 409A, it may result in an additional 20% tax obligation, plus penalties and interest payable by the recipient.

Awards Subject to Shareholder Approval

As described above, stockholder approval of the amendment and restatement will also satisfy a condition applicable to a portion of the performance-based restricted stock unit award that we committed to grant to Dr. Miller in 2018 in connection with his promotion to CEO.  The portion of the award that exceeded the Plan’s  individual annual grant limit, which portion is identified in the table below (the “Contingent Grant”), was approved by the Compensation Committee, but was conditioned upon stockholder approval of the amendment and restatement of the Plan. Consequently, this award will be cancelled if stockholders do not approve this Proposal 2.

The following table sets forth the amount that would be earned under the Contingent Grant assuming target performance was achieved with respect to the performance-based restricted stock unit award.  The dollar value was determined by multiplying the number of units that would vest if target performance were achieved, by the closing stock price of a share of the Company’s common stock on March 11, 2019.  If maximum performance were achieved, 200% of the award reflected in the table below would be earned.

Name	Dollar Value ($)	Number of Units/Shares
William J. Miller, CEO	$965,066	88,457

Plan Benefits

Other than this conditional grant to Dr. Miller noted above, we have not granted awards or committed to grant awards subject to stockholder approval of the amendment and restatement of the Plan to any individual or group of individuals.  The grant of awards under the Plan is subject to the discretion of the Administrator.  Accordingly, other than the contingent grant to Dr. Miller, it is not presently possible to determine the benefits or amounts that may be received by individuals or groups pursuant to the Plan in the future.

The following table sets forth information with respect to the historical grant of awards under the Plan to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all non-employee directors as a group, and to all other employees as a group.  The level of past grants is not necessarily indicative of the level of future grants.

Name and Title of Individual, or Group	Number of Performance Share Awards and PRSUs granted (A)	Number of Restricted Stock Awards granted	Number of RSUs granted	Number of shares underlying Options granted
William J. Miller, Ph.D.	303,309(B)	186,993	0	132,310
John R. Peeler	206,658	147,763	0	282,610
Shubham Maheshwari	139,273	110,517	0	54,000
John P. Kiernan	32,930	44,622	0	55,720
All current executive officers, as a group	682,170	489,895	0	524,640
All non-executive directors, as a group	0	219,393	0	0
All employees, other than executive officers, as a group	394,568	3,088,044	846,858	2,299,157

(A)	While attainment percentages vary depending on achievement of results relative to targets, each performance share is included in the table above as a single share.
(B)	The number of performance share awards for Dr. Miller includes the Contingent Grant addressed above.

The Board of Directors recommends a vote “FOR” the approval of the amendment and restatement of the Plan.

PROPOSAL 3:  AMENDMENT TO THE 2016 EMPLOYEE STOCK PURCHASE PLAN

General

On May 5, 2016, the Company’s stockholders approved the 2016 Employee Stock Purchase Plan (the “ESPP”) and the reservation of 750,000 shares for issuance under the ESPP. The purpose of the ESPP is to allow the Company to provide eligible employees of the Company and its participating subsidiaries with the opportunity to purchase common stock of the Company at a discount from the then current market price through payroll deductions.  The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the “Code”).  We are asking our stockholders to approve an amendment of the ESPP that will increase the number of shares authorized for issuance under the ESPP by 750,000 shares.  The amendment would make no other changes to the ESPP.

Under the ESPP, eligible employees may authorize payroll deductions of up to 15% of eligible compensation for the purchase of common stock during each purchase period.

A general description of the ESPP is set forth below.  This description is qualified in its entirety by the terms of the ESPP and the proposed amendment, copies of which are attached to this proxy statement as Appendix B‑1 and are incorporated herein by reference.

Administration

The ESPP may be administered by the Board or a committee of the Board.  It is anticipated the Compensation Committee will serve as Plan Administrator.  The Compensation Committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the ESPP.

Shares Available Under the ESPP

A total of 750,000 shares of common stock were initially authorized for purchase over the term of the ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.  If the amendment and restatement is approved, the share reserve will be increased by 750,000 shares, to an aggregate total since the ESPP’s inception of 1,500,000 shares.  As of March 11, 2019, there were 170,995 shares available for purchase under the ESPP.  Based on our past experience, we anticipate that these 170,995 shares would allow the ESPP to continue until June 30, 2019.  If the proposed increase is approved, we anticipate that it will allow the ESPP to continue until June 30, 2021.

Offering Periods

The ESPP permits the Plan Administrator to establish offering periods of up to 27 months in length.  The ESPP is anticipated to be implemented by one offering period during each six-month period beginning each January 1 and July 1.  The Plan Administrator may alter the duration of future offering periods in advance without stockholder approval.  Each participant is granted a separate purchase right to purchase shares of common stock for each offering period in which he or she participates.  Purchase rights under the ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period.  Each purchase right entitles the participant to purchase the number of shares of common stock obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such period, subject to Plan and legal limits.

Eligibility

Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and any designated subsidiary are eligible to participate in the ESPP.  The Plan Administrator may exclude employees who are regularly expected to work for 20 hours per week or less or for five months per calendar year or less and those who have not been employed for a continuous period of up to two years. An eligible employee may only join an offering period on the start date of that period.  Designated subsidiaries include any subsidiary corporations of the Company, whether now existing or hereafter organized, which extend, with the approval of the Plan Administrator, the benefits of the ESPP to their eligible employees.

Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) are ineligible to participate in the ESPP if his or her participation is prohibited under the laws on the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the ESPP or an offering to violate Section 423 of the Code.

As of March 11, 2019, approximately 739 employees were eligible to participate in the ESPP.

Purchase Provisions

Each participant in the ESPP may authorize periodic payroll deductions that may not exceed 15% of his or her compensation, which is generally defined in the ESPP to include regular U.S. payroll base salary, exclusive of any payments for overtime, bonuses, annual awards, other incentive payments, commissions, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan).  A participant may reduce his or her rate of payroll deductions during an offering period, subject to the rules set by the Plan Administrator.

Accumulated payroll deductions are general assets of the Company, and while they are held by the Company they remain available for corporate use and subject to the Company’s general creditors.

On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase shares of common stock at the purchase price in effect for that period.

Purchase Price

The purchase price per share at which common stock is purchased on the participant’s behalf for each offering period is equal to the lower of: (i) 85% of the fair market value per share of the common stock on the date of commencement of such offering period; and (ii) 85% of the fair market value per share of common stock on the last day of such offering period.

Valuation

The fair market value of the common stock on a given date is the closing sales price of the common stock on The NASDAQ Global Select Market as of such date.  On March 11, 2019, the fair market value of a share of the Company’s common stock as reported on The NASDAQ Global Select Market was $10.91.

Special Limitations

The ESPP imposes certain limitations upon a participant’s right to acquire common stock, including the following:

•

No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•

No purchase right granted to a participant may permit such individual to purchase common stock at a rate greater than $25,000 worth of such common stock (valued at the time such purchase right is granted) for each calendar year.

•	No more than 2,500 shares of common stock may be purchased in a single offering period, subject to the Plan Administrator’s authority to change this limitation.

Termination of Purchase Rights

A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates shall be refunded.  A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

Assignability

No purchase right will be assignable or transferable (other than by will or the laws of descent and distribution) and a purchase right will be exercisable only by the participant.

Corporate Transaction

In the event of the proposed dissolution or liquidation of the Company, the current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the Plan Administrator.  In the event of a proposed sale of all or substantially all of the assets of the Company or certain mergers (each, a “Corporate Transaction”) during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the Plan Administrator determines, in its sole discretion, to shorten the offering period then in effect to a new purchase date.  If the Plan Administrator shortens the offering period then in progress to a new purchase date, the Plan Administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the shares of common stock covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

Changes in Capitalization

In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

The ESPP will terminate upon the earlier to occur of (i) ten (10) years following the date of the original adoption of the ESPP or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

The Plan Administrator may at any time terminate or amend the ESPP.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

Plan Benefits

Because the number of shares of common stock issued under the ESPP depends on the level of participation by its participants, we cannot determine the number of shares of common stock that may be purchased by eligible employees in the future.

Vote Required

The vote required to approve the amendment of the ESPP as set forth in this Proposal 3 is the affirmative vote of the holders of more than 50% of the combined voting power of all shares of the Company entitled to vote generally in the election of directors, voting together as a single class, present in person or represented by proxy.

Federal Income Tax Consequences

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code.  Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company in connection with the grant or exercise of an outstanding purchase right.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the start date of the offering period, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

The Board of Directors recommends a vote “FOR” the approval of the proposed amendment of the ESPP.

PROPOSAL 4:  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

As described in detail in the “Compensation Discussion and Analysis” section above, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate objectives and the realization of increased stockholder value.  Please read the Compensation Discussion and Analysis section for additional details about our executive compensation programs, including information about the fiscal year 2018 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement.  This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers.  This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.  Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosures.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors.  Our Board of Directors and our Compensation Committee value the opinions of our stockholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in the proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

PROPOSAL 5:  RATIFICATION OF THE APPOINTMENT OF KPMG

Stockholders are being asked to ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for 2019.  Although the Audit Committee has the sole authority to appoint the Company’s independent registered public accounting firm, as a matter of good corporate governance, the Board submits its selection to our stockholders for ratification.  If the stockholders do not ratify the appointment of KPMG, the Audit Committee will contemplate whether to reconsider the appointment.  Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different registered public accounting firm at any time during the year if the Audit Committee determines that such change would be in the Company’s and the stockholders’ best interests.  KPMG has been the Company’s independent registered public accounting firm since March 2015.

Our Audit Committee meets periodically with KPMG to review both audit and non-audit services performed by KPMG, as well as the fees charged for those services.  Among other things, the Audit Committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm.  All professional services provided by KPMG, including non-audit services, if any, are subject to pre-approval by the Audit Committee in accordance with applicable securities laws, rules and regulations.  For more information, see “Audit Matters” above.

Representatives of KPMG will be present at the Annual Meeting and may make a statement if they so desire.  They will also be available to respond to appropriate questions.

Approval of Proposal No. 5 will require the affirmative vote of a majority of the shares present or represented and voting on the proposal at the Annual Meeting.  Each proxy received by the stockholders will be voted “FOR” the ratification of the appointment of KPMG, unless the stockholder provides other instructions.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

VOTING AND MEETING INFORMATION

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the “notice and access” rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our 2018 Annual Report to Stockholders, to our stockholders by providing access to such documents on the internet instead of mailing printed copies.  Most stockholders will not receive printed copies of the proxy materials unless they request them.  Instead, the Notice of Internet Availability of Proxy Materials (“Notice”), which was mailed to most of our stockholders, will instruct you as to how you may access and review all of the proxy materials on the internet.  The proxy materials will be available on the internet starting on March 19, 2019, as described in the Notice.  The Notice also instructs you as to how you may access and submit your proxy card.  If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Who is entitled to vote?

You may vote if our records show that you owned shares of Veeco common stock on March 11, 2019, the record date for the meeting.  At such time, 48,034,009 shares of Veeco common stock were both issued and outstanding.  You are entitled to one vote for each share that you own.

How can I vote if I own shares directly?

If your shares are registered directly in your name with our transfer agent, then you are considered the stockholder of record with respect to those shares and these proxy materials are being made available directly to you.  Stockholders of record may vote by (1) marking, signing, dating and mailing each proxy card in the envelope provided or (2) attending the meeting and voting in person.  If you desire to vote in person, you must come to the meeting or execute a proxy designating a representative to vote for you at the meeting, which will be held at 333 South Service Road, Plainview, New York 11803 at 8:30 a.m. (Eastern Time) on Friday,  May 3, 2019.  For security reasons, please be prepared to show photo identification. Please note that if your Veeco shares are held for you in a brokerage, bank or other institutional account, you must obtain a proxy from that entity in order to vote your shares at the meeting. If you have any questions, please call our Investor Relations department at 1‑516‑677‑0200.

How can I vote if my shares are held through a brokerage, bank or similar organization?

If your shares are held in “street name” (that is, they are held in the name of a broker, bank or similar organization), you are considered the beneficial holder of such shares and these proxy materials are being made available to you by such organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct the stockholder of record on how to vote the shares in your account.  If you hold your shares through a broker and you do not give instructions to the record holder on how to vote, the record holder will be entitled to vote your shares in its discretion on certain matters considered “routine.”  The New York Stock Exchange (“NYSE”) will determine whether the proposals presented at the Annual Meeting are routine or not routine.  If a proposal is routine, a broker holding shares for an owner in street name may vote in its discretion on the proposal without receiving voting instructions from the owner.  If a proposal is not routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions.  A “broker non-vote” occurs when the broker is unable to vote on a proposal because the proposal is not routine and the street name owner does not provide any voting instructions.  Please follow the voting instructions provided by the organization holding your shares to ensure your vote is counted.  Under the rules of the NYSE, your broker does not have the discretion to vote your shares on non-routine matters such as Proposals 1,  2, 3 and 4.  However, your broker does have discretion to vote your shares on routine matters such as Proposal 5.  If you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from the stockholder of record.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your Veeco shares will be voted “FOR” the election of the nominees for director, “FOR” the approval of an amendment and restatement of the Veeco 2010 Stock Incentive Plan, “FOR” the approval of an amendment to the Veeco Employee Stock Purchase Plan, “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, and “FOR” the ratification of the selection of KPMG LLP as Veeco’s independent registered public accounting firm for the fiscal year ending December 31, 2019.  If any other matter is properly presented at the meeting or any adjournment or postponement thereof, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How do I revoke or change my vote?

If you are a stockholder of record, you may revoke or change your vote by:

(1)	notifying Veeco’s transfer agent, American Stock Transfer and Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, NY 11219, in writing at any time before the meeting;
(2)	submitting a later-dated proxy at any time before the meeting;
(3)	voting again by telephone or internet at a later time before the meeting; or
(4)	voting in person at the meeting.

The latest-dated, timely and properly completed proxy that you submit before the meeting will count as your vote.  If a vote has been recorded for your shares and you submit a proxy card that is not properly signed and dated, the previously recorded vote will stand.

If your shares are held in street name, consult the voting instructions provided by the organization holding your shares or contact such organization for instructions on how to revoke or change your vote.

What is a “quorum”?

There must be a quorum for the meeting to be held.  A “quorum” will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting or represented by proxy.  If you submit a timely, properly executed proxy or vote instruction card, then you will be considered part of the quorum, even if you abstain from voting.  In addition, shares represented by proxies designated as broker non-votes will be counted for purposes of determining a quorum.

Abstentions:  Abstentions are not counted in the tally of votes FOR or AGAINST a proposal.  A WITHHELD vote is the same as an abstention.  Abstentions and withheld votes are counted as shares present and entitled to be voted.

Broker Non-Votes:  Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal.

How many votes are needed to approve each proposal?

Proposal:	Vote Required:	Broker Discretionary Voting Allowed?
Proposal 1 – Election of Three Directors	Majority of the Shares Cast for Each Director Nominee	No
Proposal 2 – Amendment and Restatement of the 2010 Stock Incentive Plan	Majority of the Votes Cast	No
Proposal 3 – Amendment to the 2016 Employee Stock Purchase Plan	Majority of the Votes Cast	No
Proposal 4 – Advisory Vote on Executive Compensation	Majority of the Votes Cast	No
Proposal 5 – Ratification of Auditors for Fiscal Year 2019	Majority of the Votes Cast	Yes

With respect to Proposals 2,  3, 4 and 5, you may vote FOR, AGAINST or ABSTAIN.

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except the specific nominees from whom you WITHHOLD your vote.  A properly executed proxy marked WITHHOLD with respect to the election of one or more directors shall be included in calculating the total votes cast with respect to the director or directors indicated. Proxies may not be voted for more than three directors and stockholders may not cumulate votes in the election of directors.

If you abstain from voting on Proposals  1, 2, 3, 4 or 5, the abstention will not have an effect on the outcome of the vote.

How will voting on any other business be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this proxy statement, if any other business is presented at the Annual Meeting or any adjournment or postponement thereof, your signed proxy or vote instruction card gives authority to William J. Miller, Ph.D., Veeco’s CEO, and Shubham Maheshwari, Veeco’s  CFO/COO, to vote on such matters at their discretion.

Who will count the vote?

Votes will be tabulated by an independent inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced at the Annual Meeting and are expected to be posted shortly after the Annual Meeting on our website at www.veeco.com.  Voting results will also be reported in a Current Report on Form 8‑K, which is expected to be filed with the SEC within four business days after the Annual Meeting.

What does it mean if I get more than one Notice?

If your shares are registered in more than one name or in more than one account, you may receive more than one Notice.  Please complete and return a proxy or vote instruction card for each Notice you receive to ensure that all of your shares are voted.

I have Veeco shares that are held in street name, as do others in my household.  We received only one copy of the proxy materials.  How can I obtain additional copies of these materials?

In a further effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.”  Under this practice, stockholders who have the same address and last name and who request printed copies of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies.  Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and received only one set of proxy materials, and would like to request a separate paper copy of these materials, please: (1) go to www.proxyvote.com and follow the instructions provided; (2) send an e-mail message to investorrelations@veeco.com with “Request for Proxy Materials” in the subject line and provide your name, address and the control number that appears in the box on the Stockholders Meeting Notice; or (3) call our Investor Relations department at 1‑516‑677‑0200.

When are stockholder proposals for the 2020 Annual Meeting due?

In accordance with Rule 14a‑8 of the Exchange Act, stockholders who wish to present proposals for inclusion in the proxy materials prepared by the Company in connection with the 2020 Annual Meeting must submit their proposals so that they are received by the Secretary, Veeco Instruments Inc., Terminal Drive, Plainview, NY 11803 by November 20, 2019.  Any such proposal must comply with the requirements of our Fifth Amended and Restated Bylaws, as amended (“Bylaws”), and Rule 14a‑8 under the Exchange Act, which lists the requirements for the inclusion of stockholder proposals in company-sponsored proxy materials.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2020 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2020 Annual Meeting, must be delivered in writing to the Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting.  However, if we hold the 2020 Annual Meeting on a date that is not within 30 days before or 60 days after such anniversary date, we must receive the notice no later than 10 days after the earlier of the date we first provide notice of the meeting to stockholders or announce it publicly. In addition, the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal and each proposal that such stockholder intends to present at the 2020 Annual Meeting.

For more information, including the information required to be included in a stockholder proposal, please refer to our Bylaws, filed as Exhibit 3.1 to our Current Report on Form 8‑K, filed with the SEC on February 10, 2016.

Can a stockholder nominate someone to be a director of Veeco?

As a stockholder, you may recommend any person as a nominee for director of Veeco for consideration by the Governance Committee by submitting the name and supporting information in writing to the Governance Committee of the Board of Directors, c/o Secretary, Veeco Instruments Inc., Terminal Drive, Plainview, NY 11803.  The deadlines for submitting stockholder nominations of directors are the same as those set forth above with respect to the submission of stockholder proposals.  In addition, the recommending stockholder must submit a written recommendation that sets forth the information required by our Bylaws with respect to the recommending stockholder and such stockholder’s nominee, including the following:

•

The candidate’s name, age, address, principal occupation or employment, the number of shares of common stock such candidate beneficially owns, a brief description of any direct or indirect relationships with the Company, and the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director;

•	An agreement by the recommending stockholder to indemnify the Company for any loss arising from false or misleading information that is submitted in connection with the nomination;
•

A signed consent of the nominee to cooperate with reasonable background checks, requests for information and personal interviews, to be named in the proxy statement as a nominee and to serve as a director, if elected; and

•

A description of all relationships or arrangements between the recommending stockholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made, as well as a list of all other companies that the stockholder has recommended the candidate to for election as a director in that year.

How can stockholders communicate with Veeco’s Directors?

Stockholders may address communications (other than sales or employment-related communications) to one or more members of the Board by letter addressed to Secretary, Veeco Instruments Inc., Terminal Drive, Plainview, New York 11803.  The Secretary will forward copies of all letters (other than sales or employment-related communications) to each Board member to whom they are addressed.

How much will this proxy solicitation cost?

MacKenzie Partners, Inc. was hired by Veeco to assist in the distribution of proxy materials and the solicitation of votes for a fee of $13,000, plus reimbursement of out-of-pocket expenses.  The expense of soliciting proxies will be borne by Veeco.  In addition, Veeco may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.  MacKenzie Partners may contact stockholders by mail, telephone, fax and personal interviews.  Veeco has agreed to indemnify MacKenzie against certain liabilities and expenses in connection with such solicitation, including liabilities under the federal securities laws.  Some personal solicitations also may be made by directors, officers and employees of Veeco without special compensation, other than reimbursement for expenses.

Who is soliciting my vote?

Your vote is being solicited by the Board of Directors of Veeco, on behalf of the Company.

Appendix A‑1

VEECO INSTRUMENTS INC.

2019 STOCK INCENTIVE PLAN

(amended, restated and renamed effective May 3, 2019)

1.          Purposes of the Plan and Plan History. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business. On May 14, 2010, the Company’s stockholders approved the original version of the Plan, which was then named the 2010 Stock Incentive Plan. The Plan initially provided for the issuance of up to 3,500,000 shares of the Company’s common stock. An amendment and restatement of the Plan adding 3,250,000 shares was approved by the Company’s stockholders on December 10, 2013, and an amendment and restatement of the Plan adding 3,800,000 shares and making other changes described in the Company’s annual proxy statement for the 2016 Annual Meeting of Stockholders was approved by the Company’s stockholders on May 5, 2016. The current version of the Plan, which has been renamed the 2019 Stock Incentive Plan, was approved by the Company’s Board of Directors on March 14, 2019, subject to approval of the Company’s stockholders at the Company’s 2019 Annual Meeting of Stockholders.

2.          Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

“Administrator” means the Board or any of the Committees appointed to administer the Plan. Subject to further designation by the Board, the Compensation Committee of the Board shall be the Administrator.

“Amendment and Restatement Effective Date” means May 3, 2019, the date of the Company’s 2019 Annual Meeting of Stockholders.

“Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

“Assumed” means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company, or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award and the exercise or purchase price thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

“Award” means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

“Award Agreement” means the written agreement or notice evidencing the grant of an Award by the Company, including the terms and conditions governing the Award and any amendments to any of them.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s:  (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Corporate Transaction, such definition of “Cause” shall not apply until a Corporate Transaction actually occurs.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or any other committee composed of members of the Board appointed by the Board to administer the Plan.

“Common Stock” means the common stock of the Company.

“Company” means Veeco Instruments Inc., a Delaware corporation, or any successor entity that adopts the Plan in connection with a Corporate Transaction.

“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

“Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Unless determined otherwise by the Administrator or as may otherwise be required to comply with Code Section 409A, a Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company, a Related Entity, or a successor in any capacity of Employee, Director or Consultant; provided, however, that, except as otherwise determined by the Administrator or provided in the Award Agreement or other agreement, any change in status from Employee to Consultant shall cause Continuous Service to be interrupted. Notwithstanding the foregoing, whether a change in status causes a “separation from service” under Code Section 409A shall be determined under rules applicable under Code Section 409A, to the extent applicable. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3) month period.

“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (i) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)          the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (each, a “Person”) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) in a single transaction or a series of related transactions of 30% or more (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such common stock (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however that for purposes of the Plan, the following acquisitions shall not constitute a Corporate Transaction: (I) any acquisition by the Company, (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Related Entity, (III) any acquisition by any Person which complies with clauses (A), (B) and (C) of paragraph (v) of this definition below, or (IV) in respect of an Award held by a particular Grantee, any acquisition by the Grantee or any “affiliate” (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the Grantee. Persons described in clauses (I), (II), and (IV) of the previous sentence are referred to hereafter as “Excluded Persons”;

(ii)         Individuals who, on the date hereof constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the corporation in which such person is named as a nominee for director, without written objection to such nomination) shall be deemed to be an Incumbent Director; provided, however that no individual initially elected or nominated as a director of the corporation as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)        the dissolution or liquidation of the Company;

(iv)        the sale of all or substantially all of the business or assets of the Company; or

(v)         the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Outstanding Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Outstanding Company Voting Securities were converted pursuant to such Business Combination), (B) no Person (other than any Excluded Person), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors.

“Director” means a member of the Board or the board of directors of any Related Entity.

“Disability” means “disability” as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

“Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of director’s fees by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)          If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the last trading day prior to the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported on www.wsj.com or such other source as the Administrator deems reliable;

(ii)          In the absence of an established market for the Common Stock of the type described in (i) above, if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the last trading day prior to the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported on www.wsj.com or such other source as the Administrator deems reliable; or

(iii)         In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

“Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Plan” means this Veeco Instruments Inc. 2019 Stock Incentive Plan (formerly named the Amended and Restated Veeco Instruments Inc. 2010 Stock Incentive Plan), as may be amended from time to time.

“Related Entity” means any Parent or Subsidiary of the Company.

“Replaced” means that pursuant to a Corporate Transaction the Award is replaced with a comparable stock award or a cash incentive program of the Company, the successor entity (if applicable) or Parent of either of them which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

“Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

“Restricted Stock Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

“Rule 16b‑3” means Rule 16b‑3 promulgated under the Exchange Act or any successor thereto.

“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

“Share” means a share of the Common Stock.

“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.          Stock Subject to the Plan.

(a)          Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is 13,300,000 Shares. Notwithstanding the foregoing, any Shares issued in connection with Awards other than Options and SARs shall be counted against the limit set forth herein as one and one‑half (1.5) Shares for every one (1) Share issued in connection with such Award (and shall be counted as one and one‑half (1.5) Shares for every one (1) Share returned or deemed not have been issued from the Plan pursuant to Section 3(b) below in connection with Awards other than Options and SARs). The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b)          Any Shares covered by an Award (or portion of an Award), including an Award (or portion of an Award) originally granted under the Company’s 2013 Inducement Stock Incentive Plan, which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall again be available for grant and issuance pursuant to Awards under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grant under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares tendered, surrendered, returned or withheld to satisfy any tax withholding obligation shall not be returned to the Plan and shall not become available for future issuance under the Plan; (iii) all Shares covered by the portion of an SAR that is exercised (whether or not Shares are actually issued to the Grantee upon exercise of the SAR) shall be considered issued pursuant to the Plan; and (iv) Shares repurchased on the open market with the proceeds of an Option exercise shall not become available for future issuance under the Plan. Notwithstanding anything in the Plan to the contrary, Shares issued pursuant to replacement Awards granted under Section 6(d) shall not reduce the number of Shares available for issuance pursuant to Awards under the Plan.

4.          Administration of the Plan.

(a)         Plan Administrator.

(i)          Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b‑3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

(ii)         Administration With Respect to Consultants and Other Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the

Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

(iii)        Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(b)         Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i)          to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii)         to determine whether and to what extent Awards are granted hereunder;

(iii)        to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv)        to approve forms of Award Agreements for use under the Plan;

(v)         to determine the terms and conditions of any Award granted hereunder;

(vi)        to amend the terms of any outstanding Award granted under the Plan, provided that (A) the Administrator will not accelerate the vesting of an Award within the first year after the Award is granted unless it is permitted under Section 6(l), (B) any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent, provided,  however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Grantee, and (C) except pursuant to an adjustment contemplated by Section 10 or the Assumption or Replacement of an Award pursuant to Section 11, without first obtaining approval of the Company’s stockholders, (i) neither the exercise price of any Option nor the base appreciation amount of any SAR may be reduced, (ii) no Option or SAR with an exercise price or base appreciation amount (as applicable) that exceeds the Fair Market Value of the underlying Shares may be cancelled in exchange for another Option, SAR, Restricted Stock, or other Award, or for cash or securities, (iii) no Option or SAR may be cancelled and replaced with Options or SARs with a lower exercise price or base appreciation amount (as applicable), and (iv) Options or SARs may not otherwise be amended or modified in a manner that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements of the stock exchange upon which the Shares are listed. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval;

(vii)       to construe and interpret the terms of the Plan and Awards, including without limitation, any Award Agreement, granted pursuant to the Plan;

(viii)      to grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Administrator, be necessary or desirable to further the purpose of the Plan; and

(ix)        to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator; provided that the Administrator may not exercise any right or power reserved to the Board. Any decision made, or action taken, by the Administrator or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.

(c)         Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law on an after-tax basis against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same. To the extent required by Applicable Laws, the payment of expenses incurred in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

5.         Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Parent or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Administrator may determine from time to time.

6.         Terms and Conditions of Awards.

(a)         Types of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR, or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Restricted Stock Units or Dividend Equivalent Rights, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b)         Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be a Non-Qualified Stock Option unless specifically designated as an Incentive Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. In the event that the Code or the regulations promulgated thereunder are amended after the date the Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c)         Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award, which may include, without limitation, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment

(cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on, without limitation, any one, or any combination of, the following: (1) share price, (2) earnings per share, (3) total stockholder return, (4) operating margin, (5) gross margin, (6) return on equity, (7) return on assets, (8) return on investment, (9) operating income, (10) net operating income, (11) pre-tax profit, (12) cash flow, (13) revenue, (14) expenses, (15) earnings before interest, taxes and depreciation, (16) economic value added, (17) market share, (18) net income, (19) personal goals, (20) sales, (21) improvements in capital structure, (22) earnings before interest, taxes and amortization, (23) budget comparisons, (24) controllable profits, (25) expense management, (26) improvements in capital structure), (27) profit margins, (28) operating or gross margin, (29) profitability of an identifiable business unit or product, (30) cash flow, operating cash flow, or cash flow or operating cash flow per share, (31) reduction in costs, (32) return on capital, (33) improvement in or attainment of expense levels or working capital level, (34) earnings before interest, taxes, depreciation and amortization, and (35) bookings or orders. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. In addition, the performance criteria shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any significant unusual or infrequently occurring item, as determined by the Administrator, occurring after the establishment of the performance criteria applicable to the Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of performance criteria in order to prevent the dilution or enlargement of the Grantee’s rights with respect to an Award intended to be performance-based compensation.

(d)         Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e)         Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

(f)          Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g)         Individual Limitations on Awards.

(i)          Individual Limit for Options and SARs. The maximum number of Shares with respect to which Options and SARs may be granted to any Grantee in any calendar year shall be seven hundred fifty thousand (750,000) Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(ii)         Individual Limit for Restricted Stock and Restricted Stock Units. For awards of Restricted Stock and Restricted Stock Units, the maximum number of Shares with respect to which such Awards may be granted to any Grantee in any calendar year shall be five hundred thousand (500,000) Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 10, below.

(iii)        Individual Limit on Non-Employee Director Compensation. The maximum grant date fair value of Awards granted during a single fiscal year to any Non-Employee Director, together with any cash fees paid during the fiscal year in respect of the Non-Employee Director’s service as a member of the Board and any Board committees, shall not exceed $400,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, however, that the Board may make exceptions to this limit in extraordinary circumstances (provided the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation).

(h)         Deferral. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment).

(i)          Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Award shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(j)          Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k)         Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other later date as is determined by the Administrator.

(l)          Minimum Vesting. Awards pertaining to Shares shall be subject to a vesting period of not less than one year from the applicable grant date; provided, however, that the foregoing minimum vesting period will not prohibit vesting within such one year period in connection with: (i) a Corporate Transaction, (ii) a termination of Continuous Service due to death or Disability, (iii) replacement Awards granted pursuant to Section 6(d) in connection with acquisitions or other transactions, provided such replacement Awards do not reduce the vesting period of the award being replaced, or (iv) Awards granted after May 5, 2016 covering a maximum of five percent (5%) of the Shares authorized for issuance under the Plan.

(m)        Dividends and Dividend Equivalent Rights. Dividends and Dividend Equivalent Rights will only become earned and payable if and to the extent the Awards to which they relate become vested.

7.          Award Exercise or Purchase Price, Consideration and Taxes.

(a)         Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i)         In the case of an Incentive Stock Option:

(A)         granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B)         granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii)        In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii)       In the case of SARs, the base appreciation amount shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iv)       In the case of other Awards, such price as is determined by the Administrator.

(v)        Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b)         Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i)         cash;

(ii)        check;

(iii)       surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv)       with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company-designated or Company-approved brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;

(v)        with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(vi)       any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c)         Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award with a Fair Market Value sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award (reduced to the lowest whole number of Shares if such number of Shares withheld would result in withholding a fractional Share with any remaining tax withholding settled in cash).

8.          Exercise of Award.

(a)         Procedure for Exercise; Rights as a Stockholder.

(i)          Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii)         An Award shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b)         Exercise of Award Following Termination of Continuous Service.

(i)          An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement or another applicable agreement between the Company and the Grantee.

(ii)         Where the Award Agreement or another applicable agreement between the Company and the Grantee permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii)         Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee’s Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement or another applicable agreement between the Company and the Grantee.

9.          Conditions Upon Issuance of Shares.

(a)         If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award shall be suspended until the Administrator determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.

(b)         As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

10.         Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company and Section 11 hereof, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any calendar year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Administrator shall also make such adjustments as provided in this Section 10 or substitute, exchange or grant Awards to effect such adjustments (collectively “adjustments”). Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

11.        Corporate Transactions.

(a)         Termination of Award in Connection with Corporate Transaction. The Administrator may determine that, as provided in a definitive agreement governing a Corporate Transaction, effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate. However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(b)         Acceleration of Award Upon Corporate Transaction. Except as provided otherwise in an individual Award Agreement or other applicable agreement between the Company and the Grantee that was in effect as of the Amendment and Restatement Effective Date, in the event of a Corporate Transaction, (i) for the portion of each Award that is neither Assumed nor Replaced, such portion of the Award shall automatically become fully vested (and, as applicable, exercisable and released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value)) for all of the Shares (or other consideration) at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Grantee’s Continuous Service has not terminated prior to such date, and (ii) for the portion of each Award that is Assumed or Replaced, any service-based vesting conditions shall not automatically be accelerated as a result of the Corporate Transaction, but any performance-based vesting conditions shall be deemed achieved based on the greater of (A) assumed achievement of target performance and (B) actual performance as determined by the Administrator through the date of the Corporate Transaction (unless the Administrator determines that measurement of actual performance cannot be reasonably assessed, in which case the performance condition shall be deemed achieved based on assumed achievement of target performance). For purposes of clause (i) of this Section 11(b), if vesting of the Award is subject to the achievement of one of more performance conditions, the portion of such Award that shall become fully vested (and, as applicable, exercisable and released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value)) shall be based on the greater of (A) assumed achievement of target performance and (B) actual performance as determined by the Administrator through the date of the Corporate Transaction (unless the Administrator determines that measurement of actual performance cannot be reasonably assessed, in which case vesting shall be based on assumed achievement of target performance).

(c)         Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated under this Section 11 in connection with a Corporate Transaction shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.

12.         Effective Date; Term of Plan; Section 162(m). The Plan originally became effective on April 10, 2010. The most recent amendment and restatement of the Plan shall become effective on the Amendment and Restatement Effective Date, subject to approval by the stockholders of the Company at the Company’s 2019 Annual Meeting of Stockholders. It shall continue in effect until the 10th anniversary of the Amendment and Restatement Effective Date, unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective. Notwithstanding anything in the Plan to the contrary, to the extent any amendment to the Plan made after November 2, 2017 would cause any Award (or portion thereof) that was intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code to fail to so qualify, such amendment shall not apply to such Award (or portion thereof).

13.        Amendment, Suspension or Termination of the Plan.

(a)         The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 4(b)(vi) or this Section 13(a).

(b)         No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c)         No suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall adversely affect any rights under Awards already granted to a Grantee.

14.        Reservation of Shares.

(a)         The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b)         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

15.        No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause including, but not limited to, Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

16.        No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Pension Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

17.        Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

18.        Unfunded Obligation. Grantees shall have the status of general unsecured creditors of the Company. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

19.        Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

20.        Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the stockholders of the Company for approval, nor any provision of the Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of Awards otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

21.         Clawback. To the extent allowed under applicable law, all Awards granted under the Plan, and any related payments made under the Plan, shall be subject to the requirements of any applicable clawback, repayment or recapture policy implemented by the Company, including any such policy adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Report and Consumer Protection Act) or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to an Award or payment under the Plan.

Appendix B‑1

FIRST AMENDMENT
TO THE
VEECO INSTRUMENTS INC.
2016 EMPLOYEE STOCK PURCHASE PLAN

This First Amendment to the Veeco Instruments Inc. 2016 Employee Stock Purchase Plan (the “Plan”) is made and adopted by Veeco Instruments Inc., a Delaware corporation (the “Company”), subject to approval by the stockholders of the Company.

W I T N E S S E T H:

WHEREAS, the Plan was adopted by the Board of Directors on February 5, 2016, and approved by the Company’s stockholders on May 5, 2016;

WHEREAS, Section 12(a) of the Plan provides that, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 of the Plan, the maximum number of shares of Company common stock available for sale under the Plan is 750,000 shares;

WHEREAS, the Board believes it to be in the best interests of the Company and its stockholders to amend the Plan to increase the aggregate number of shares available for sale under the Plan; and

WHEREAS, the Board may amend the Plan at any time, provided stockholder approval is obtained with respect to any amendment to the extent such approval is required by Section 423 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, the Plan is hereby amended, subject to approval of the Company’s stockholders, as follows:

1.          The first sentence of Section 12(a) of the Plan is hereby amended by deleting the present sentence in its entirety and substituting the following in lieu thereof:

“(a)       Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which will be made available for sale under the Plan is 1,500,000 shares.”

2.          Except as hereby modified, the Plan shall remain in full force and effect.

VEECO INSTRUMENTS INC.

2016 EMPLOYEE STOCK PURCHASE PLAN

1.          Purpose. The purpose of the Plan is to provide Employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and the applicable regulations thereunder. The provisions of the Plan, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.          Definitions. As used herein, the following definitions apply:

(a)         “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b)         “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c)         “Board” means the Board of Directors of the Company.

(d)         “Code” means the Internal Revenue Code of 1986, as amended.

(e)         “Common Stock” means the common stock of the Company.

(f)          “Company” means Veeco Instruments Inc., a Delaware corporation.

(g)         “Compensation” means, unless otherwise determined by the Administrator, an Employee’s United States payroll base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. Unless otherwise determined by the Administrator, “Compensation” does not include overtime, bonuses, commissions, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(h)         “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator will determine under parts (iv) and (v) whether multiple transactions are related, and its determination is final, binding and conclusive:

(i)          a merger or consolidation of the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

(ii)         the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)         the complete liquidation or dissolution of the Company;

(iv)        any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines is not a Corporate Transaction; or

(v)         acquisition in a single transaction or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d‑3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines is not a Corporate Transaction.

(i)          “Designated Parents or Subsidiaries” means the Parents or Subsidiaries, which have been designated by the Administrator from time to time as eligible to participate in the Plan.

(j)          “Effective Date” means the date of the Plan’s adoption by the Board.

(k)         “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day that is three (3) months and one (1) day following the start of such leave, for purposes of determining eligibility to participate in the Plan.

(l)          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)        “Exercise Date” means the last day of each Purchase Period.

(n)         “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)          If the Common Stock is listed on one or more established stock exchanges, including without limitation, the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in such source as the Administrator deems reliable;

(ii)         If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in such source as the Administrator deems reliable; or

(iii)         In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, its Fair Market Value thereof will be determined by the Administrator in good faith.

(o)         “New Exercise Date” has the meaning set forth in Section 18(b).

(p)         “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(q)         “Offering” means an offer under this Plan of an Option that may be exercised during an Offer Period. For purposes of the Plan, all Employees eligible to participate pursuant to Section 3 will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of the Company or one or more Designated Parents or Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423‑2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423‑2(a)(2) and (a)(3) of such Treasury regulations.

(r)          “Offering Date” means the first day of each Offer Period.

(s)         “Option” means, with respect to each Offer Period, a right to purchase shares of Common Stock on the Exercise Date for such Offer Period in accordance with the terms and conditions of the Plan.

(t)          “Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(u)         “Participant” means an Employee of the Company or Designated Parent or Subsidiary who has enrolled in the Plan as set forth in Section 5(a).

(v)         “Plan” means this Veeco Instruments Inc. Employee Stock Purchase Plan.

(w)        “Purchase Period” means, unless otherwise determined by the Administrator, a period of approximately six months.

(x)         “Purchase Price” means, unless determined otherwise by the Administrator, an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or on the Exercise Date, whichever is lower.

(y)         “Reserves” means, as of any date, the sum of: (1) the number of shares of Common Stock covered by each then outstanding Option under the Plan which has not yet been exercised; and (2) the number of shares of Common Stock which have been authorized for issuance under the Plan but not then subject to an outstanding Option.

(z)         “Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.          Eligibility.

(a)         General. Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date will be eligible to participate in the Plan for the Offer Period commencing with such Offering Date.

(b)         Limitations on Grant and Accrual. Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an Option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The determination of the accrual of the right to purchase stock will be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c)         Other Limits on Eligibility. Notwithstanding Subsection (a), above, unless otherwise determined prior to the applicable Offer Date, the following Employees will not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for 5 months or less in any calendar year; (iii) Employees who have not been employed for such continuous period preceding the Offering Date as the Administrator may require, but in no event will the required period of continuous employment be equal to or greater than 2 years; and (iv) Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether he or she is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

4.          Offer Periods.

The Plan will be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan have been purchased or (ii) the Plan has been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period is twenty-seven (27) months. Unless otherwise determined by the Administrator, the Plan will be implemented through successive Offer Periods of six (6) months’ duration beginning on each January 1 and July 1 following the Effective Date.

A Participant will be granted a separate Option for each Offer Period in which he or she participates. The Option will be granted on the Offering Date and will be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.

Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period will neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

5.          Participation.

(a)         An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.

(b)         Payroll deductions for a Participant will apply to Compensation paid via payroll during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6.          Payroll Deductions.

(a)         At the time a Participant enrolls in the Plan, the Participant will elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding fifteen percent (15%) of the Compensation which the Participant receives during the Offer Period.

(b)         All payroll deductions made for a Participant will be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c)         A Participant may discontinue participation in the Plan as provided in Section 10, or may decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing a decrease in the payroll deduction rate. Any decrease in the rate of a Participant’s payroll deductions will be effective as soon as administratively practicable following the date of the request. A Participant’s payroll deduction authorization (as modified by any change of status notice) will remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator will be authorized to limit the number of payroll deduction rate changes during any Offer Period.

(d)         Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Sections 3(b) and 7 herein, a Participant’s payroll deductions may be decreased to zero percent (0%). Payroll deductions will recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Section 3(b), unless such participation is sooner terminated by the Participant as provided in Section 10.

7.          Grant of Option. On the Offering Date, each Participant will be granted an Option to purchase (at the applicable Purchase Price) shares of Common Stock; provided: (i) that such Option is subject to the limitations set forth in Sections 3(b), 6 and 12; (ii) until otherwise determined by the Administrator, the maximum number of shares of Common Stock a Participant will be permitted to purchase in any Offer Period is 2,500 shares, subject to adjustment as provided in Section 18; and (iii) that such Option is subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Administrator determines from time to time. Exercise of the Option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the Option, to the extent not exercised, will expire on the last day of the Offer Period with respect to which such Option was granted. Notwithstanding the foregoing, shares subject to the Option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6. In addition, to the extent an Option is not exercised on each Exercise Date, the Option will lapse and thereafter cease to be exercisable.

8.          Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s Option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of shares subject to the Option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. Any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code, or Sections 3 or 7, will be returned to the Participant and will not be carried over to the next Offer Period or Purchase Period. A Participant’s Option to purchase shares hereunder is exercisable only by the Participant.

9.          Delivery. As soon as practicable after each Exercise Date, the Company shall arrange the delivery to each Participant of the shares acquired by the Participant on such Exercise Date; provided that the Company may deliver such shares to a broker designated by the Company that will hold such shares for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered, or held in an account, in the name of the Participant, or, if requested by the Participant, such other name or names as the Company may permit under rules established for the operation and administration of the Plan.

10.        Withdrawal; Termination of Employment.

(a)         A Participant may, by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time), either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s Option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s Option under the Plan at any time. If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant’s Option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s Option on the next Exercise Date (subject to Sections 3(b), 6, 7 and 12), and after such Exercise Date, such Participant’s Option for the Offer Period will be automatically terminated and all remaining accumulated payroll deduction amounts will be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period. The Administrator may, in its discretion and on a uniform and nondiscriminatory basis, specify further procedures for withdrawal.

(b)         Upon termination of a Participant’s employment relationship (as described in Section 2(k)) prior to the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s Option will be automatically terminated without exercise of any portion of such Option.

11.        Interest. No interest will accrue on the payroll deductions credited to a Participant’s account under the Plan.

12.        Stock.

(a)         Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock which will be made available for sale under the Plan is 750,000 shares. If the Administrator determines that on a given Exercise Date the number of shares with respect to which Options are to be exercised may exceed: (x) the number of shares then available for sale under the Plan; or (y) the number of shares available for sale under the Plan on the Offering Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Offering Dates or Exercise Date, as applicable, and will either continue the Offer Period then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below. Such allocation method will be “bottom up,” with the result that all Option exercises for one (1) share will be satisfied first, followed by all exercises for two (2) shares, and so on, until all available shares have been exhausted. Any amount remaining in a Participant’s payroll account following such allocation will be returned to the Participant and will not be carried over to any future Purchase Period or Offer Period, as determined by the Administrator.

(b)         A Participant will have no interest or voting right in shares covered by the Participant’s Option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c)         Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant, or as otherwise provided in Section 9.

13.        Administration. The Plan will be administered by the Administrator, which will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to determine, with respect to each Offer Period, whether the Purchase Price will be determined as of (i) the Exercise Date or (ii) as of the Offering Date or the Exercise Date (whichever is lower), to adjudicate all disputed claims filed under the Plan, and to designate separate Offerings for the eligible Employees of the Company and one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. Every finding, decision and determination made by the Administrator will, to the full extent permitted by Applicable Law, be final and binding upon all persons.

14.        Designation of Beneficiary.

(a)         Each Participant will file a designation (using such form or method (including electronic forms) as the Administrator may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b)         Such designation of beneficiary may be changed by the Participant (and the Participant’s spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator will deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15.        Transferability. No payroll deductions credited to a Participant’s account, Options granted hereunder, or any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16.        Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants will have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan will be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company will retain at all times beneficial ownership of any investments which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account will not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants will have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

17.        Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.        Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)         Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment, for: (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock; (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.”  Such adjustment, if any, will be made by the Administrator and its determination will be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason hereof will be made with respect to, the Reserves and the Purchase Price.

(b)         Corporate Transactions. In the event of a proposed Corporate Transaction, each Option under the Plan will be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator will notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that either:

(i)          the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

(ii)         the Company will pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the Option over (y) the Purchase Price due had the Participant’s Option been exercised automatically under Subsection (b)(i) above. In addition, all remaining accumulated payroll deduction amounts will be returned to the Participant.

(c)         For purposes of Section 18(b), an Option granted under the Plan will be deemed to be assumed if, in connection with the Corporate Transaction, the Option is replaced with a comparable Option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of Option comparability will be made by the Administrator prior to the Corporate Transaction and its determination will be final, binding and conclusive on all persons.

19.        Amendment or Termination.

(a)         The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect Options previously granted, provided that the Plan or any one or more Offer Periods then in effect may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or Purchase Period then in progress if the Administrator determines that the termination of the Plan or one or more Offer Periods is in the best interests of the Company and its stockholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code and any regulations thereunder (or any successor rule or provision or any other Applicable Law), the Company will obtain stockholder approval of any amendment in such a manner and to such a degree as required.

(b)         Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator will be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods will be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, establish requirements for holding shares purchased pursuant to the Plan and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

20.        Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21.        Conditions Upon Issuance of Shares. Shares will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no Options will be exercised or shares issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.

22.        Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23.        Stockholder Approval. Continuance of the Plan will be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval will be obtained in the degree and manner required under Applicable Laws. No shares of Common Stock offered for sale under the Plan may be sold until such stockholder approval is obtained, and notwithstanding any other Plan provision any Offer Period then open shall automatically terminate on the Exercise Date and all accumulated payroll deduction amounts will be returned to the Participants if such stockholder approval has not been obtained.

24.        No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it will not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

25.        No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and will not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26.        Effect of Plan. The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27.        Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable.

28.        Dispute Resolution. The provisions of this Section 28 will be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), will attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations will be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan must be brought in the United States District Court for Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties will submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 is for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

- 0 VEECO INSTRUMENTS INC. Proxy for Annual Meeting of Stockholders on May 3, 2019 Solicited on Behalf of the Board of Directors The undersigned hereby appoints William J. Miller, Ph.D. and Shubham Maheshwari, or either of them, each with full power of substitution and re-substitution, proxies to vote at the Annual Meeting of Stockholders of Veeco Instruments Inc. to be held on May 3, 2019 at 8:30 a.m. (ET) at 333 South Service Road, Plainview, New York 11803 and at all adjournments or postponements thereof, all shares of common stock of Veeco Instruments Inc. which the undersigned is entitled to vote as directed on the reverse side, and in their discretion upon such other matters as may come before the meeting or any adjournment or postponement thereof. (Continued and to be signed on the reverse side) 14475 1.1

ANNUAL MEETING OF STOCKHOLDERS OF VEECO INSTRUMENTS INC. May 3, 2019 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2019: The Notice, Proxy Statement and Annual Report to Stockholders are available at www.veeco.com. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20333330000000001000 6 050319 PURCHASE PLAN COMPENSATION changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. ELECTION OF DIRECTORS: NOMINEES: FOR ALL NOMINEESO William J. Miller, Ph.D.Class I director O John R. PeelerClass I director WITHHOLD AUTHORITYO Thomas St. DennisClass I director FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. APPROVAL OF AN AMENDMENT AND RESTATEMENT OF VEECO’S 2010 STOCK INCENTIVE PLAN 3. APPROVAL OF AN AMENDMENT TO VEECO’S 2016 EMPLOYEE STOCK 4. APPROVAL OF THE ADVISORY VOTE ON EXECUTIVE 5. RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2019 In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3, 4 and 5. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: